UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ANSYS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Annual Meeting of Stockholders of ANSYS, Inc. to be held on

Friday, May 20, 2016 at 11:30 a.m. Eastern Time, at 250 Technology Drive, Canonsburg, Pennsylvania and

virtually via live webcast at www.virtualshareholdermeeting.com/anss2016

ANSYS, Inc.

Southpointe

2600 ANSYS Drive

Canonsburg, PA 15317

March 31, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ANSYS, Inc. (the “Company”) to be held on Friday, May 20, 2016, at 11:30 a.m. Eastern Time, at 250 Technology Drive, Canonsburg, Pennsylvania and virtually via live webcast at www.virtualshareholdermeeting.com/anss2016 (the “Annual Meeting”).

The Annual Meeting has been called for the purposes of (i) electing three (3) Class II Directors for three-year terms; (ii) approving an amendment and restatement of the Company’s stock option and grant plan; (iii) approving an amendment and restatement of the Company’s employee stock purchase plan; (iv) considering a non-binding advisory vote on the compensation of our named executive officers; (v) ratifying the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and (vi) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 21, 2016 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the nominees of the Company’s Board of Directors as Class II Directors of the Company; “FOR” the approval of the amendment and restatement of the Company’s stock option and grant plan; “FOR” the approval of the amendment and restatement of the Company’s employee stock purchase plan; “FOR” the approval of the compensation of the Company’s named executive officers; and “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD AND VOTE OVER THE TELEPHONE; OR (3) IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, MARK, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON MAY 19, 2016. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

James E. Cashman III
President and
Chief Executive Officer

ANSYS, Inc.

Southpointe

2600 ANSYS Drive

Canonsburg, PA 15317

(724) 746-3304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 20, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ANSYS, Inc. will be held on Friday, May 20, 2016, at 11:30 a.m. Eastern Time, at 250 Technology Drive, Canonsburg, Pennsylvania, and virtually via live webcast at www.virtualshareholdermeeting.com/anss2016. The Annual Meeting is being held for the purpose of considering and voting upon:

1.	The election of three (3) Class II Directors for three-year terms;

2.	The approval of an amendment and restatement of the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan;

3.	The approval of an amendment and restatement of the Second Amended and Restated ANSYS, Inc. Employee Stock Purchase Plan;

4.	The compensation of our named executive officers, to be voted on a non-binding, advisory basis;

5.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and,

6.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 21, 2016 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Sheila S. DiNardo
Vice President, General Counsel and Secretary

Canonsburg, Pennsylvania

March 31, 2016

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD AND VOTE OVER THE TELEPHONE; OR (3) IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, MARK, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON MAY 19, 2016. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

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2016 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

-	Time and Date:	11:30 a.m., May 20, 2016

-	Address:	250 Technology Drive, Canonsburg, Pennsylvania, 15317

-	Live Webcast:	www.virtualshareholdermeeting.com/anss2016

-	Record Date:	March 21, 2016

-	Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon.

Meeting Agenda

-	Election of three (3) Class II directors for three-year terms

-	Approval of the amendment and restatement of the Company’s stock option and grant plan

-	Approval of the amendment and restatement of the Company’s employee stock purchase plan

-	Non-binding advisory vote on the compensation of our named executive officers

-	Ratification of Deloitte Touche LLP as independent auditor for 2016

-	Transact other business that may properly come before the meeting

Voting Matters

	Board Vote Recommendation	Page
Election of Class II Directors	FOR EACH DIRECTOR NOMINEE	11
Approval of Stock Option and Grant Plan	FOR	11
Approval of Employee Stock Purchase Plan	FOR	19
Advisory Vote on Executive Compensation	FOR	22
Ratification of Auditor for 2016	FOR	23

Director Nominees

The following table provides summary information about each director nominee. Each director nominee is elected for a three-year term by a majority of votes cast in uncontested elections.

					Committee Memberships
Name	Age	Director Since:	Experience/ Qualification	Independent	AC	CC	NG	Other Public Company Boards
Ronald W. Hovsepian	54	2012	-Leadership -Finance -Technology	X		M		Intralinks, Inc.

Barbara V. Scherer	60	2013	-Leadership -Finance -Technology	X	F/M			Netgear, Inc. Ultra Clean Holdings, Inc.

Michael C. Thurk	63	2007	-Leadership -Finance -Technology	X	M			N/A

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AC	Audit Committee
C	Committee Chair
CC	Compensation Committee
F	Financial Expert
M	Committee Member
NG	Nominating and Corporate Governance Committee

Director Nominee Attendance

Each director nominee is a current director and attended more than 80% of the Board meetings and 100% of the meetings of the committees of which he or she was a member in Fiscal 2015.

Auditors

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public auditor for 2016. Set forth below is a summary of the information provided in this proxy statement with respect to Deloitte’s fees for services provided in 2015 and 2014.

Type of Fees	2015	2014
Audit Fees	$1,102,000	$1,063,000
Audit-Related Fees	$16,000	$143,000
Tax Fees (1)	$798,000	$708,000
All Other Fees	$0	$3,000

Total	$1,916,000	$1,917,000

(1)	Tax fees in 2015 did not exceed audit and audit-related fees paid to Deloitte in 2015, and $500,000 of the tax fees incurred in 2015 related to tax compliance and preparation. Tax fees in 2014 did not exceed audit and audit-related fees paid to Deloitte in 2014, and $435,000 of the tax fees incurred in 2014 related to tax compliance and preparation.

Executive Compensation and Company Performance

Our executive compensation program is largely driven by our performance. Below are graphical representations depicting our stock price performance over 1-year, 3-year, 5-year and 10-year periods relative to the NASDAQ and Russell 1000 indices, and a peer group consisting of Autodesk, PTC, Cadence and Synopsys.

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Summary of Executive Compensation Elements

Our executive compensation program is primarily performance-based and consists of the following elements:

Type	Form	Terms

Equity	Stock Options	- Options vest over 4 years while employed
- 10-year life

	Performance-Based Restricted Stock Units (PSUs)	- PSUs have a 3-year performance period - Objective performance measure based on Total Shareholder Return relative to the NASDAQ Composite Total Return Index
- Objective performance measure based on fiscal year non- GAAP revenue growth and operating margin
- Objective performance measure based on fiscal year non- GAAP revenue growth and bookings growth

	Time-Based Restricted Stock Units (RSUs)	- RSUs vest over 4 years while employed

Cash	Salary	- Generally eligible for increase annually

	Performance Bonus	- Target performance bonus ranges from 30% - 100% of salary
- Discretionary based on non-GAAP revenue, operating profit and earnings per share objective performance measures and individual qualitative goals
- CEO bonus paid semi-annually and annually
- Other executive bonuses paid quarterly and annually

Retirement	401(k)	- Maximum 4.25% annual match as described on page 47

Other	Benefits	- Health, life and disability insurance, auto allowance, all commensurate with those generally available to eligible employees

Other Key Compensation Features

- Management stock ownership requirements (three times salary for CEO and two times salary for other NEOs)

- Clawback of performance-based compensation

- Double-trigger change of control vesting

- No repricing or exchanges of stock options

- Prohibition on hedging and pledges in Insider Trading Policy

- Advisory Say-on-Pay Vote of 99.2% of votes cast by stockholders in favor of our FY 2014 NEO compensation

Summary of 2015 Compensation Decisions

ANSYS has increased its market capitalization from $102 million at December 31, 2001 to more than $8 billion at December 31, 2015.

Throughout this period, our executive compensation philosophy has been consistent and heavily focused on the creation of value for our stockholders. In line with our executive compensation philosophy, we emphasize performance-based compensation that is realized only through continued improved performance in the form of stock options, performance-based restricted stock units and performance-based cash bonuses, which comprised more than 65% of our CEO’s and more than 60% of our other named executive officers’ total compensation in Fiscal 2015.

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The following charts depict how each element of compensation disclosed in the Summary Compensation Table on page 49 was weighted for our CEO and our other named executive officers as a group.

We believe that we effectively link executive compensation to Company performance by allocating more than 65% of our CEO’s and more than 60% of our other named executive officers’ total compensation to performance-based elements in the form of performance-based restricted stock units (which require stock price performance relative to the NASDAQ Composite Total Returns Index and fiscal year non-GAAP revenue growth, bookings growth and operating margin performance over successive three-year periods to be earned), stock options (which require increased stock price and continued employment to have any value) and performance-based cash bonuses (which require the attainment of both financial metrics and individualized, non-financial goals on a quarterly, semi-annual and annual basis to be earned).

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2015 Compensation Summary

Set forth below is the 2015 compensation for our CEO and each named executive officer. Certain elements, namely stock option and performance-based restricted stock unit awards, are valued pursuant to SEC and financial accounting rules and do not reflect compensation actually realized by each executive in 2015. In order for the stock option awards and performance-based restricted stock unit awards disclosed in the summary table to have any value, the Company’s stock price must increase (in the case of options) and perform relative to the NASDAQ Composite Total Returns Index and relative to the Company’s fiscal year non-GAAP revenue growth, operating margin and bookings growth performance (in the case of performance-based restricted stock unit awards), and all require continued employment.

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	All Other	Total
James E. Cashman III, CEO	$725,000	$638,000	$8,600,124	—	$24,206	$9,987,330
Maria T. Shields, CFO	$345,333	$229,875	$2,294,785	—	$10,643	$2,880,636
Walid Abu-Hadba, CPO	$347,500	$232,100	$2,294,785	—	$10,643	$2,885,028
Robert Kocis, VP, Sales	$329,167	$223,000	$2,294,785	—	$7,328	$2,854,280
Mark Hindsbo, VP, Marketing	$151,667	$72,500	$501,820	$753,000	$134,486	$1,613,473

2016 Annual Meeting

Deadline for stockholder proposals: December 2, 2015

Voting Mechanics

Stockholders of the Company are requested to complete, date, sign and return their proxies in one of the following ways: use the website address shown on the proxy card and vote over the Internet; use the toll-free telephone number shown on the proxy card and vote over the telephone; or, if a stockholder has requested a paper copy of these documents, mark, date and sign the proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. Internet and telephone voting procedures verify stockholders’ identities and allow stockholders to confirm that voting has been recorded correctly. Stockholders voting over the Internet should realize that there may be additional costs with electronic access, such as usage charges from internet access providers, which must be paid by the stockholder.

If you hold shares of our Common Stock indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may still direct your vote without attending the Annual Meeting. You may submit voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the voting instruction card provided by your broker or nominee.

In addition to voting by proxy or in person at the Annual Meeting, you are able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/anss2016.

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ANSYS, Inc.

Southpointe

2600 ANSYS Drive

Canonsburg, PA 15317

(724) 746-3304

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 20, 2016

ANNUAL MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANSYS, Inc., for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 20, 2016 at 11:30 a.m. Eastern Time at 250 Technology Drive, Canonsburg, Pennsylvania, or via live webcast at www.virtualshareholdermeeting.com/anss2016, and any adjournments or postponements thereof.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of three (3) Class II Directors for three-year terms;

2.	The approval of an amendment and restatement of the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan;

3.	The approval of an amendment and restatement of the Second Amended and Restated ANSYS, Inc. Employee Stock Purchase Plan;

4.	The compensation of our named executive officers on a non-binding, advisory basis;

5.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

6.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being made available to stockholders of the Company on or about March 31, 2016 in connection with the solicitation of proxies for the Annual Meeting, and the Notice of Internet Availability of Proxy Materials is first being mailed to stockholders of the Company on or about March 31, 2016. The Board of Directors has fixed the close of business on March 21, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 87,917,937 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 97,372 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

The affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the Class II Directors.

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Abstentions and broker non-votes will not be counted as voting with respect to the election of the Class II Directors and, therefore, will not have an effect on the election of the Class II Directors.

The affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment and restatement of the Company’s stock option and grant plan. Abstentions will be treated as a “no” vote on this proposal and broker non-votes will not be treated as votes which has the effect of reducing the number of “yes” votes required for the approval of this proposal.

The affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment and restatement of the Company’s employee stock purchase plan. Abstentions will be treated as a “no” vote on this proposal and broker non-votes will not be treated as votes which has the effect of reducing the number of “yes” votes required for the approval of this proposal.

The affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to entitled to vote is required for the non-binding, advisory approval of the compensation of our named executive officers. Abstentions will be treated as a “no” vote on this proposal and broker non-votes will not be treated as votes which has the effect of reducing the number of “yes” votes required for the approval of this proposal.

Stockholders of the Company are requested to complete, date, sign and return their proxies in one of the following ways: use the website address shown on the proxy card and vote over the Internet; use the toll-free telephone number shown on the proxy card and vote over the telephone; or, if a stockholder has requested a paper copy of these documents, mark, date and sign the proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Directors listed in this Proxy Statement, the approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers and the ratification of the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. It is not anticipated that any matters other than the election of three (3) Class II Directors, the approval of the amendment and restatement of the Company’s stock option and grant plan, the approval of the amendment and restatement of the Company’s employee stock purchase plan, the approval of the compensation of the Company’s named executive officers and the ratification of the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. Internet and telephone voting procedures verify stockholders’ identities and allow stockholders to confirm that voting has been recorded correctly. Stockholders voting over the Internet should realize that there may be additional costs with electronic access, such as usage charges from Internet access providers, which must be paid by the stockholder.

If you hold shares of our Common Stock indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may still direct your vote without attending the Annual Meeting. You may submit voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the voting instruction card provided by your broker or nominee.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2015 (“Fiscal 2015”), is being made available to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

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DISCUSSION OF PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, and is currently comprised of three Directors in Class I, three Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by our stockholders at each annual meeting.

At the Annual Meeting, three Class II Directors will be elected to serve until the annual meeting of stockholders in 2019 and until such Directors’ successors are duly elected and qualified. Based on the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Ronald W. Hovsepian, Barbara V. Scherer and Michael C. Thurk for re-election as Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Hovsepian, Ms. Scherer and Mr. Thurk as Class II Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if any person nominated by our Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of holders of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees as Class II Directors of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS II DIRECTORS OF THE COMPANY.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE FOURTH AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN

Proposal

Our Board of Directors believes that stock-based incentive awards can play an important role in our success by encouraging and enabling our employees, officers, non-employee directors and other key persons upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in our equity will assure a closer identification of the interests of such individuals with our interests and the interests of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain in service with us.

On February 6, 2016, our Board of Directors adopted, and is seeking stockholder approval of, an amendment and restatement of the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “1996 Plan”) in the form of the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Restated Plan”). The key differences between the 1996 Plan and the Restated Plan are:

•	The maximum number of shares available for awards is being increased by 9,000,000 shares, from 30,768,912 to 39,768,912 shares under the Restated Plan;

•	The Restated Plan extends the term of the plan for ten years, until 2026;

•	The Restated Plan clarifies that awards under the plan are subject to our claw back policy; and

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•	The Restated Plan includes some general updates and terminology changes.

This amendment was designed to enhance the flexibility of our Compensation Committee in granting equity-based awards to our officers, employees, non-employee directors, consultants and other key persons and to ensure that we can continue to grant such awards at levels determined to be appropriate by our Compensation Committee. A copy of the Restated Plan (as amended by the proposed amendment) is attached as Appendix 1 to this Proxy Statement and is incorporated herein by reference.

Based solely on the closing price of our Common Stock as reported on the NASDAQ Global Select Market on March 21, 2016, the maximum aggregate market value of the additional shares of Common Stock that could potentially be issued under the Restated Plan is $787,680,000. The shares we issue under the Restated Plan will be authorized but unissued shares or shares that we reacquire. The shares of Common Stock underlying any awards that are forfeited, canceled or are otherwise terminated (other than by exercise) under the Restated Plan will be added back to the shares of Common Stock available for issuance under the Restated Plan. The following shares will not be added back to the shares authorized for issuance under the Restated Plan: shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise. In addition, if we repurchase shares on the open market, such shares will not be added back to the Restated Plan.

As of January 31, 2016, there were stock options to acquire 3,961,664 shares of Common Stock outstanding under our equity compensation plans with a weighted average exercise price of $51.163 and weighted average remaining term of 4.78 years. In addition, as of January 31, 2016, there were 920,552 unvested full-value awards outstanding, and 177,899 vested full-value deferred stock units (DSUs) outstanding under our equity compensation plans. Other than the foregoing, no other awards under our equity compensation plans were outstanding as of January 31, 2016.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Restated Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Restated Plan provides that our Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following, which may be applicable to a particular organization level, unit, division, group, subsidiary or the entire Company:

(1) earnings before interest, taxes, depreciation and/or amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the stock; (4) economic value- added; (5) funds from operations or similar measures; (6) sales, bookings or revenue; (7) acquisitions or strategic transactions; (8) operating income (loss); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) return on capital, assets, equity, or investment; (11) stockholder returns; (12) return on sales; (15) gross or net profit levels; (14) productivity; (15) expenses; (16) margins; (17) operating efficiency; (18) customer satisfaction; (19) working capital; (20) earnings (loss) per share of common stock; (21) sales or market shares; and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Our Compensation Committee will select the particular performance criteria applicable to performance-based compensation within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 900,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 900,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,500,000 for any performance cycle.

Rationale for Share Increase

The Restated Plan is critical to our ongoing effort to build stockholder value. Our equity incentive program is broad-based and equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and Board believe we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

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We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Our Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2013 through 2015 period, and the corresponding burn rate, which is defined as the number of shares subject to equity- based awards granted in a year divided by the weighted average common shares outstanding for that year, for each of the last three fiscal years:

	2015	2014	2013
Stock Options Granted	56,914	157,784	113,713
Time-Based Full-Value Shares and Units Granted	387,634	411,503	39,139
Performance-Based Full-Value Shares and Units Granted	149,935	157,409	94,300
Adjusted Full-Value Awards Granted(1)	1,612,707	1,706,736	400,317
Total Awards Granted(2)	1,669,621	1,864,520	514,030
Weighted average common shares outstanding during the fiscal year	89,561,000	92,067,000	92,691,000
Annual Burn Rate	1.86%	2.03%	.55%
Three-Year Average Burn Rate (3)	1.48%

(1)	In accordance with corporate governance policy updates published by Institutional Shareholder Services (“ISS”), Adjusted Full-Value Awards Granted represents the sum of Time-Based Full-Value Awards Granted and Performance-Based Full-Value Awards Granted and subject to a multiplier to be determined by ISS based on our recent historic stock price volatility. Based on our recent historical stock price volatility, we have utilized a full-value award multiplier of three (3) for purposes of calculating the 2013-2015 average burn rate.
(2)	Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.
(3)	As illustrated in the table above, our three-year average burn rate for the 2013-2015 period was 1.48%, which is below the ISS industry category burn rate threshold of 8.74%.

If our request to increase the share reserve of the Restated Plan by an additional 9,000,000 shares is approved by stockholders, we will have approximately 11,155,242 shares available for grant after the Annual Meeting. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next 48-60 months.

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Summary of the Restated Plan

The following description of certain features of the Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated Plan that is attached hereto as Appendix 1.

Plan Administration. The Restated Plan is administered by our Compensation Committee. Our Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards, and to determine the specific terms and conditions of each award, subject to the provisions of the Restated Plan. Our Compensation Committee may delegate to our Chief Executive Officer and certain other officers the authority to grant certain awards under the Restated Plan to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Restated Plan will be our officers, employees, directors, consultants and other key persons as selected from time to time by our Compensation Committee in its discretion. Approximately 3,000 individuals are currently eligible to participate in the Restated Plan, including approximately seven (7) officers, 2,993 other employees and eight (8) non-employee directors. Our Compensation Committee will use its discretion to select from the eligible individuals to participate in the Restated Plan.

Effect of Awards. For purposes of determining the number of shares of Common Stock available for issuance under the Restated Plan, the grant of any “full value” award, such as a restricted stock award, deferred stock award, restricted stock unit awards, unrestricted stock award or performance share, will be counted as 2.5 shares for each share of Common Stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share for each share of Common Stock actually subject to the award.

Minimum Vesting Requirements. The minimum vesting period with respect to any “full value” award granted to our employees or consultants shall be no less than one year in the case of a performance-based vesting period and no less than three years in the case of a time-based vesting period; provided, however, that an award with a time-based vesting period may become vested incrementally over such three-year period. However, “full value” awards that result in the issuance of up to 5% of the shares of Common Stock available for issuance under the Restated Plan may be granted without respect to such minimum vesting provisions.

Stock Options. The Restated Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Restated Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees and employees of our subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by our Compensation Committee but may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of Common Stock on the NASDAQ on the date of grant.

The term of each option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. Our Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated. In general (and subject only to limited exceptions), options granted under the Restated Plan are not transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to our Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to us by a

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broker pursuant to irrevocable instructions to the broker from the optionee. In addition, our Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. No more than 39,600,000 shares of Common Stock may be issued under the Restated Plan as incentive options.

The number of options to be received under the Restated Plan by our named executive officers; current executive officers as a group; current directors who are not executive officers as a group; nominees elected as directors; associates of any such directors, executive officers or nominees; any person who could receive 5% of such options; and all employees including current officers who are not executive officers, as a group is not determinable because grants of options under the Restated Plan are made in the discretion of our Compensation Committee.

Stock Appreciation Rights. Our Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as our Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant. The maximum term of a stock appreciation right is ten years

Restricted Stock. Our Compensation Committee may award shares of Common Stock subject to such conditions and restrictions as our Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Deferred Stock Awards and Restricted Stock Units. Our Compensation Committee may award deferred stock awards and/or restricted stock units. Deferred stock awards and restricted stock units are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as our Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. In our Compensation Committee’s sole discretion, it may permit an eligible recipient to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award, subject to the individual’s compliance with the procedures established by our Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. Our Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the Restated Plan. Unrestricted stock may be granted in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such individual.

Performance Share Awards. Our Compensation Committee may grant performance share awards which entitle the recipient to receive shares of Common Stock upon the achievement of certain performance goals (as summarized above) and such other conditions as our Compensation Committee shall determine.

Dividend Equivalent Rights. Our Compensation Committee may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held shares of Common Stock. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. Our Compensation Committee may grant cash bonuses under the Restated Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

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Change of Control Provisions. The Restated Plan provides that upon the effectiveness of a “transaction” as defined in the Restated Plan, the Restated Plan and all outstanding awards will be assumed or continued by the successor entity, with appropriate adjustment in the awards to reflect the transaction. In such event, except as our Compensation Committee may otherwise specify with respect to particular awards in the award agreements, if the service relationship of the holder of an award is terminated without cause within 18 months after the sale event, then all awards held by such holder will become fully vested and exercisable at that time. If there is a sale event in which the successor entity refuses to assume or continue outstanding awards, then subject to the consummation of the sale event, all awards with time-based vesting conditions will become fully vested and exercisable at the effective time of the sale event and all awards with performance-based vesting conditions may become vested and exercisable in accordance with the award agreements and in the discretion of our Compensation Committee. If awards are not assumed or continued after a sale event, then all such awards will terminate at the time of the sale event. In the event of the termination of stock options or stock appreciation rights in connection with a sale event, our Compensation Committee may either make or provide for a cash payment to the holders of such awards equal to the difference between the per share transaction consideration and the exercise price of such awards or permit each holder to have at least a 15-day period to exercise such awards prior to their termination.

Adjustments for Stock Dividends, Stock Splits, Etc. The Restated Plan requires our Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the Restated Plan, to certain limits in the Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, recapitalizations, and similar events.

No Repricing of Stock Options and Stock Appreciation Rights. The exercise price of outstanding stock options or stock appreciation rights may not be reduced or re-priced, either by amendment to the option or stock appreciation right, or by cancellation of the option or stock appreciation right in exchange for the grant of a new option or stock appreciation right with a lower exercise price, or by cancellation of the stock option or stock appreciation right in exchange for cash or other awards, without the prior approval by our stockholders.

Tax Withholding. Participants in the Restated Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by our Compensation Committee, the minimum tax withholding obligations may be satisfied by us withholding shares of Common Stock to be issued pursuant to the exercise or vesting of an award.

Amendments and Termination. Our Board may at any time amend or discontinue the Restated Plan and our Compensation Committee may at any time amend or cancel any outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, or other applicable laws, rules or requirements, any amendments that materially change the terms of the Restated Plan (such as amendments to increase the cost of the Restated Plan by increasing the number of shares reserved for issuance under the Restated Plan) will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by our Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Restated Plan could qualify as performance-based compensation under Section 162(m) of the Code.

Effective Date of Restated Plan. The Board adopted the Restated Plan on February 16, 2016, and the Restated Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the Restated Plan after the date that is 10 years from the date of stockholder approval. If the Restated Plan is not approved by stockholders, the 1996 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

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New Plan Benefits

Because the grant of awards under the Restated Plan is within the discretion of our Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Restated Plan. However, we expect that our non-employee Directors will be granted equity awards in accordance with our Director equity compensation policy in effect from time to time. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated Plan and except as otherwise provided below, the following table provides information concerning the benefits that were received under the 1996 Plan by the following persons and groups during 2015: each named executive officer; all current executive officers as a group; all current directors who are not executive officers as a group (except the amount reported below is the amount of the expected annual equity retainer for non-employee Directors); and all employees, including officers who are not executive officers, as a group.

Name (1)	Average Option Exercise ($) Price	Number of Options	Deferred Stock and/or Restricted Stock Unit Dollar Value ($)(1)	Number of Deferred Stock and/or Restricted Stock Unit Awards
James E. Cashman III, CEO	—	0	$9,278,398	100,307
Maria T. Shields, CFO	—	0	$2,476,780	26,776
Walid Abu-Hadba, CPO	—	0	$2,476,780	26,776
Robert Kocis, VP Sales & Support	—	0	$2,476,780	26,776
Mark Hindsbo, VP Marketing	$91.24	10,000	$508,750	5,500
All Executive Group	$91.24	10,000	$18,290,488	197,735
All Non-Executive Directors Group	—	0	$3,668,273	39,659
All Non-Executive Officer Employee Group	$86.926	46,914	$27,766,373	300,177

(1)	Determined based on a price per share which was the closing price of our Common Stock as of December 31, 2015 ($92.50).

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 regarding shares of common stock that may be issued under our equity compensation plans consisting of the 1996 Plan, the Ansoft Corporation 2006 Stock Incentive Plan and the 1996 Employee Stock Purchase Plan.

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a) (1))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,985,545	$51.067	2,364,086
Equity compensation plans not approved by security holders	—	—	—
Total	3,985,545	$51.067	2,364,086

(1)	Includes all shares remaining available under the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan , zero shares remaining available under the Ansoft Corporation Stock Incentive Plan, and 207,470 shares remaining available under the ANSYS, Inc. Employee Stock Purchase Plan, as amended, assuming maximum achievement levels for performance-based awards.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Restated Plan. It does not describe all federal tax consequences under the Restated Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

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Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control (such as a transaction) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our tax deduction for certain awards under the Restated Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The affirmative vote of a majority of the total number of votes cast on this proposal is required for the approval of the Restated Plan.

Recommendation

The amendment to increase the number of shares available under our 1996 Plan is necessary to provide for an adequate number of shares available for grant in the future. Accordingly, our Board of Directors has voted, subject to stockholder approval, to adopt the Restated Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE FIFTH AMENDED AND RESTATED ANSYS, INC. 1996 STOCK OPTION AND GRANT PLAN.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve an amendment and restatement of our Second Amended and Restated Employee Stock Purchase Plan (the “ESPP”). The ESPP allows all full-time and certain part-time employees to purchase shares of our Common Stock at a discount to fair market value. Employees purchase shares at the end of an offering period using funds deducted from paychecks during the offering period. An offering period is typically six months long. The ESPP is an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success.

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On February 16, 2016, our Board of Directors adopted, and is seeking stockholder approval of, an amendment and restatement of the ESPP in the form of the Third Amended and Restated Employee Stock Purchase Plan (the “Restated ESPP”). The only key difference between the ESPP and the Restated ESPP is that the total number of shares of our Common Stock that are available and reserved for issuance thereunder has been increased by 200,000 shares, from 1,600,000 to 1,800,000.

Our Board of Directors believes that the Restated ESPP is in the best interest of our stockholders as it will help ensure that a sufficient number of shares of Common Stock are available for purchase by our employees, which will allow us to continue to utilize this equity incentive to attract and retain the services of key individuals essential to our long-term growth and financial success.

Based solely on the closing price of our Common Stock reported on the NASDAQ Global Select Market on March 21, 2016, the maximum aggregate market value of the 200,000 shares subject to the proposed increase described herein that could potentially be issued under the Restated ESPP is $17,504,000.

The following summary of certain major features of the Restated ESPP is subject to the specific provisions contained in the full text of the Restated ESPP set forth as Appendix 2 to this Proxy Statement.

Summary of the Restated ESPP

Administration. The Restated ESPP is administered by the Compensation Committee of our Board of Directors, which has authority to interpret the Restated ESPP and to make all other determinations necessary or advisable in administering it.

Eligibility. All full-time, and certain part-time, employees of the Company and participating subsidiaries are eligible to participate in the Restated ESPP. To be eligible, part-time employees must have customary employment of more than 20 hours per week. Employees who, after exercising their rights to purchase shares under the Restated ESPP, would own shares representing 5% or more of the voting power of our Common Stock, are not eligible to participate. Approximately 1,300 employees would be currently eligible to participate in the Restated ESPP. Participation in the Restated ESPP is at the election of each eligible employee. In addition, the number of shares purchased, and therefore the amounts received by a participant under the Restated ESPP, depends on the fair market value of our Common Stock on future dates; therefore, the benefits or amounts that will be received by any participant if the Restated ESPP is approved are not determinable.

Shares Available for Issuance. Assuming the Restated ESPP is approved by our stockholders at the Annual Meeting, there will be 407,470 shares available for issuance under the Restated ESPP.

Participation. To participate in the Restated ESPP, an eligible employee is required to authorize payroll deductions in an amount not less than 1% nor greater than 10% of his or her “eligible earnings” (i.e., gross cash compensation, including regular base pay, overtime pay, commissions, or bonuses) for each payroll period in the applicable offering period. To ensure that IRS share limitations are not exceeded, no individual participant may be granted an option under the Restated ESPP to purchase Common Stock that accrues at a rate that exceeds $25,000 for any calendar year, determined as of the grant date of the option.

Purchases. Eligible employees enroll in an offering period (which are typically six months long) during the open enrollment period prior to the start of that offering period. At the end of each offering period, the accumulated deductions are used to purchase shares of our Common Stock up to a maximum number shares for any one employee during an offering period as set by us in advance of the offering period. Shares are purchased at a price equal to 90% of the fair market value of our Common Stock on either the first business day of the offering period or the last business day of the offering period, whichever is lower.

Termination of Employment. If a participating employee voluntarily resigns or is terminated by us prior to the last day of an offering period, the employee’s option to purchase terminates and the amount in the employee’s accumulated payroll account is returned to the employee.

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Adjustments Upon Change in Capitalization. In the event of a recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or similar event, the number and kind of shares that may be purchased under the Restated ESPP is adjusted proportionately such that the proportionate interest of participating employees remains the same, to the extent practicable.

Minimum Holding Period. Unless our Compensation Committee provides otherwise, a participating employee may not sell, assign, or transfer any shares of our Common Stock acquired under the Restated ESPP before the one-year anniversary of the date such shares were purchased by the participant.

Participation Adjustment. If the number of shares that are available for purchase under the Restated ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees is reduced proportionately. Any funds remaining in a participating employee’s account after such exercise are refunded to the employee, without interest.

Amendment. Our Board may amend the Restated ESPP at any time and in any respect. However, without the approval of our stockholders, no amendment may (i) materially increase the number of shares that may be issued under the Restated ESPP; or (ii) change the class of employees eligible to receive options under the Restated ESPP, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Internal Revenue Code.

Termination. Our Board may terminate the Restated ESPP at any time and for any reason or for no reason. Without further action of our Board, the Restated ESPP shall terminate at such time as all shares of Common Stock that may be made available for purchase under the Restated ESPP have been issued.

Tax Aspects Under the Code. The following is a summary of the principal federal tax consequences of certain transactions under the Restated ESPP. It does not describe all federal tax consequences under the Restated ESPP, nor does it describe state or local tax consequences.

The Restated ESPP, and the rights of participating employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Restated ESPP are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i)	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(ii)	an amount equal to 10% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

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We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to us.

Vote Required

The affirmative vote of the stockholders holding a majority of the total number of votes cast on this proposal is required for the approval of the Restated ESPP. Abstentions will be treated as “no” vote on this proposal and broker non-votes will not be treated as votes which has the effect of reducing the number of “yes” votes required to approve the Restated ESPP.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE THIRD AMENDED AND RESTATED ANSYS, INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 401 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At our 2011 annual meeting of stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of our Board of Directors. Our Board of Directors considered the voting results with respect to the frequency proposal and other factors, and the Board of Directors currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers which will occur at our annual meeting held in calendar 2017.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in our proxy statement for additional details about our executive compensation programs, including information about the Fiscal 2015 compensation of our named executive officers.

The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

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Recommendation

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the votes cast on this proposal will be required for approval. Abstentions will be treated as “no” votes on this proposal and broker non-votes will not be treated as votes which has the effect of reducing the number of “yes” votes required to approve the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSAITON OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of our Audit Committee, has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Deloitte & Touche LLP is considered by our management to be well-qualified. A representative of Deloitte & Touche LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Although we are not required to submit the ratification of the selection of our independent registered public accounting firm to a vote of stockholders, our Board of Directors believes that it is sound policy to do so. In the event that the majority of the votes cast are against the selection of Deloitte & Touche LLP, our Directors will consider the vote and the reasons for it in future decisions on the selection of independent registered public accounting firms.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OUR BOARD OF DIRECTORS

Director Profiles

Set forth below is certain information regarding our Directors, including the three Class II Directors who have been nominated for election at our Annual Meeting.

Name	Age	Director Since
Class I—Term Expires 2018
Guy E. Dubois (1)	61	2015
Bradford C. Morley (2)(3)	69	2001
Patrick J. Zilvitis (1)(3)	73	2000
Class II—Term Expires 2016
Michael C. Thurk* (2)	63	2007
Ronald W. Hovsepian* (1)(4)	54	2012
Barbara V. Scherer* (2)	60	2013

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Class III—Term Expires 2017
James E. Cashman III	62	2000
William R. McDermott (1)(3)	54	2007
Ajei S. Gopal (2)	54	2011

*	Nominee for re-election.
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Chairman of the Board.

The principal occupation and business experience for at least the last five years for each of our Directors is set forth below.

Ronald W. Hovsepian was appointed non-executive Chairman and Lead Director in October 2014, and has been a member of the Company’s Board since February 2012. Mr. Hovsepian was appointed president, chief executive officer and director of Intralinks, Inc. in December 2011. Previously, Mr. Hovsepian served as president and chief executive officer of Novell, Inc. from 2005 to 2011. He joined Novell in 2003 as executive vice president and president, worldwide field operations. Prior to his time at Novell, Mr. Hovsepian spent from 2000 to 2003 in venture capital – as a managing director with Internet Capital Group and with Bear Stearns Asset Management. He started his career at IBM and served in a number of executive positions over an approximately 16-year period. Mr. Hovsepian has served as a member of the Board of Directors for ANN Inc. from 1998 to 2015, and also served as the non-executive chairman of the Board of Directors of ANN Inc. from 2005 to 2015. Mr. Hovsepian received a Bachelor of Science degree from Boston College. His extensive experience in the technology and software industries as a chief executive officer, senior manager and venture capital investor positions him to contribute significantly to the Company’s Board of Directors and provide guidance in the areas of sales, marketing and product development.

James E. Cashman III has been our president since 1999 and our chief executive officer since February 2000. Mr. Cashman served as our senior vice president of operations upon joining the Company in September 1997 until April 1999. Prior to joining the Company, Mr. Cashman was vice president of marketing and international operations at PAR Technology Corporation, a computer software and hardware company involved in transaction processing, from 1995 to September 1997. From 1992 to 1994, he was vice president of product development and marketing at Metaphase Technology, Inc., a product data management company, which was a joint venture of Structural Dynamics Research Corporation and Control Data Systems. Prior to joining Metaphase, Mr. Cashman was employed by Structural Dynamics Research Corporation, a computer aided design company, from 1976 to 1992, in a number of sales and technical positions. Mr. Cashman is also chairman of the Pittsburgh Technology Council and a member of the Board of Directors of Industrial Scientific Corporation, and a past member of the Board of Trustees of the Carnegie Museum of Natural History. Mr. Cashman’s experience includes senior responsibilities in technology, product and market strategy management as well as sales, operational and international functions prior to his general management role with the Company for the past 18 years. His long- standing vision and well-diversified background are key components of the Company’s board structure and effectiveness.

Guy Dubois joined the Company’s Board in September 2015. Mr. Dubois currently serves as a director of Guidewire Software, a NYSE-listed global provider of software for the property and casualty insurance industry, and as Chairman of the Board of The Access Group, a privately held U.K. company and leading author of integrated business management software. Since 2013, he has served as Chairman of NewVoiceMedia, a privately held UK firm specializing in cloud contact center technology. From 2013 to 2015, he was a Senior Advisor at Silver Lake, a leading private equity technology investor. From July 2011 to July 2012, he held the position of CEO at TEMENOS, a banking software provider. From 2009 to 2011, Mr. Dubois served as president and CEO of MACH Group, a hub- based mobile communications exchange solutions provider. From 2007 to 2008, Mr. Dubois was the EVP and president of the global products division of Amdocs. From 2005 to 2007, he was president and CEO of Cramer Systems. Between 2001 and 2005, he was EVP at PeopleSoft, where he led strategy and business development

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outside North America. Previously, Mr. Dubois held senior positions with Vantive, Sybase and Digital Equipment Corporation. Mr. Dubois’ experience in senior leadership positions at software and technology companies, as well as his extensive background in international operations, provide valuable insight and perspective to the Company’s Board.

Ajei S. Gopal joined the Company’s Board in February 2011. Dr. Gopal has been an operating partner at Silver Lake since April 2013. Prior to Silver Lake, he was senior vice president at Hewlett Packard (HP) since 2011. Prior to joining HP, Dr. Gopal was executive vice president at CA Technologies, which he joined in 2006. From 2004 to 2006, he was with Symantec Corporation, where he served as executive vice president and chief technology officer. Earlier, Dr. Gopal served as chief executive officer and a member of the board of directors of ReefEdge Networks, a company he co-founded in 2000. Before that, he worked at IBM from 1991 to 2000, initially at IBM Research, and later in IBM’s Software Group. He began his career as a member of the technical staff at Bell Communications Research. Dr. Gopal’s background in both technology and senior management of large software and technology companies, along with his experience in global operations and business development, provide significant insight and advisory capacity to the Company’s Board of Directors.

William R. McDermott has served as a Director of the Company since July 2007. In May 2014, Mr. McDermott was appointed CEO of SAP AG. From February 2010 to May 2014, Mr. McDermott was co-CEO of SAP. He has been a member of the Executive Board of SAP AG since 2008. Prior to that appointment, Mr. McDermott was the president and chief executive officer of SAP Global Field Operations. Prior to SAP, Mr. McDermott served as executive vice president of Worldwide Sales & Operations at Siebel Systems and as president of Gartner, Inc. He spent 17 years at Xerox Corporation holding various senior management positions including president of the U.S. Major Account Organization and senior vice president/general manager of Xerox Business Systems. He serves on the board of directors of Under Armour, Inc., a performance apparel company dedicated to technologically advanced products. Mr. McDermott’s experience serving and having served in top positions with large leading worldwide software and technology companies for more than 20 years provides extensive general management, international and customer-facing insight to the Company’s Board of Directors.

Bradford C. Morley has served as a Director of the Company since February 2001. From 1994 through 2007, Mr. Morley served as a director for various high technology software companies, including Computer Aided Design Software, Inc., Camax Manufacturing Technologies, and CoCreate Software, Inc., where he served as chairman of the Board. From 1990 to 1993, Mr. Morley was president of Applicon, Inc., a CAD/CAM subsidiary of Schlumberger Ltd. Prior to that time, Mr. Morley was employed for fifteen years at Structural Dynamics Research Corporation, where he served as senior vice president and general manager. In May 2014, Mr. Morley was appointed as a Director of 20-20 Technologies Inc., a leading software supplier for professional designers, retailers and manufacturers. Mr. Morley has wide-ranging experience in operational and strategic senior management roles within companies which directly address similar or adjacent markets to those of the Company. In addition, his deep background in senior financial roles provides very valuable skills for functioning in his role as the chairman of our audit committee.

Barbara V. Scherer has served as a Director of the Company since April 2013. Ms. Scherer was senior vice president, finance and administration and chief financial officer of Plantronics, Inc., a global leader in audio communication devices for businesses and consumers from 1998-2012, and was vice president, finance and administration and chief financial officer from 1997-1998. Prior to Plantronics, Ms. Scherer held various executive management positions spanning eleven years in the disk drive industry, was an associate with The Boston Consulting Group, and was a member of the corporate finance team at ARCO in Los Angeles. Ms. Scherer is a director of Netgear, Inc., a global networking company that delivers innovative products to consumers, businesses and service providers. Ms. Scherer is also a director of Ultra Clean Holdings, Inc., a semiconductor equipment manufacturing company. From 2004 through 2010 she served as a director of Keithley Instruments, a publicly traded test and measurement company, until its acquisition by Danaher Corporation. With a career spanning more than 30 years including 25 in senior financial leadership roles in the technology industry, Ms. Scherer provides the Company with practical and strategic insight into complex financial reporting and management issues as well as significant operational expertise.

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Michael C. Thurk has served as a Director of the Company since May 2007. Mr. Thurk is currently the managing partner for Mariposa Consulting, LLC, which provides business and technical consulting for emerging communications companies. From 2006 to 2008, Mr. Thurk served as chief operating officer and member of the board at Avaya, Inc. He also held the position of president of Avaya’s Global Communications Solutions and was previously a group vice president of systems at Avaya since 2002. Mr. Thurk has also held management positions at Ericsson and several U.S. data communications companies. At Ericsson, he was executive vice president of Division Data Backbone and Optical Networks and president of Ericsson Datacom, Inc. Before Ericsson, Mr. Thurk was president of Xyplex Networks and a vice president with General DataComm. Prior to that, he worked for Digital Equipment Corporation, in various senior roles and as a vice president responsible for enterprise network related businesses. Mr. Thurk retired as a director of Acme Packet, Inc., a company specializing in border control solutions, in September 2010. Extensive general management experience at large worldwide technology-focused companies provides Mr. Thurk with the ability to contribute significantly to the Company’s strategic, technology and operational directions.

Patrick J. Zilvitis has served as a Director of the Company since July 2000. Mr. Zilvitis was chief information officer and corporate vice president of The Gillette Company, a global producer of consumer goods, from 1992 through 2000. From 1987 to 1992, Mr. Zilvitis managed the Consulting Services business at Digital Equipment Corporation. From 1985 to 1987, Mr. Zilvitis served as president of Martin Marietta Data Systems, responsible for its commercial systems integration, software and timesharing businesses and company-wide internal information technology. Mr. Zilvitis started his career with IBM and spent 17 years in sales, product management and general management positions. Notably, he managed IBM’s Personal Computer channel for large accounts in 1981, the beginning years of the PC. Mr. Zilvitis formerly served as a director of Stocker Yale, Inc., a specialty optics manufacturer, from 2004 to 2009, and has been an independent IT consultant since his retirement from Gillette. Mr. Zilvitis’ experience both as a vendor and as a customer of information technology products and services provides unique and valuable experience and perspective as the Company develops and expands its internal information technology capabilities, integrates acquisitions, and evolves its worldwide sales model to partner with customers’ user communities and their internal information technology departments.

Director Independence

Our Board of Directors has determined that each of Mr. Dubois, Dr. Gopal, Mr. Hovsepian, Mr. McDermott, Mr. Morley, Mr. Thurk, Ms. Scherer and Mr. Zilvitis is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(c) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Therefore, we currently have a majority of “independent directors.”

Corporate Governance Guidelines

Our Board of Directors has approved and adopted Corporate Governance Guidelines to (i) promote the effective functioning of our Board and its committees and (ii) provide the framework for corporate governance of the Company. The Corporate Governance Guidelines are posted on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted the ANSYS, Inc. Code of Business Conduct and Ethics, which applies to all employees, officers and Directors of the Company and its subsidiaries. Our Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics also meets the requirements of corporate governance under the listing standards of NASDAQ. Our Code of Business Conduct and Ethics is posted on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.” We will also provide a copy of our Code of Business Conduct and Ethics to stockholders upon request, and intend to disclose any amendments to the Code of Business Conduct and Ethics, as well as any waivers for executive officers or Directors, on our website at www.ansys.com.

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Meetings of Our Board of Directors

Our Board of Directors held six (6) meetings during Fiscal 2015. Each of our Directors attended more than 80% of the total number of meetings of our Board. All Directors attended 100% of the meetings of the committees of which he or she was a member during Fiscal 2015.

Meetings of Our Independent Directors

Our independent Directors regularly meet in executive sessions outside of the presence of management. Currently, our independent Directors are Mr. Dubois, Dr. Gopal, Mr. Hovsepian, Mr. McDermott, Mr. Morley, Ms. Scherer, Mr. Thurk and Mr. Zilvitis. The presiding Director for these meetings is Mr. Hovsepian. Any interested party who wishes to make his or her concerns known to our independent Directors may forward such communication to the Secretary of the Company at our office in Canonsburg, Pennsylvania. Our Secretary will collect and organize such communications and forward them to Mr. Hovsepian.

Director Attendance at Our Annual Meeting

We do not have a policy with respect to Directors’ attendance at our annual meeting of stockholders. The following Directors attended our 2015 annual meeting: Mr. Hovsepian, Mr. Cashman, Dr. Gopal, Mr. McDermott, Mr. Morley, Ms. Scherer, Mr. Thurk and Mr. Zilvitis.

Stockholder Communications with Our Board of Directors

Any stockholder desiring to send communications to our Board of Directors, or any individual Director, may forward such communication to the Secretary of the Company at our office in Canonsburg, Pennsylvania. Our Secretary will collect and organize such communications and forward them to our Board of Directors or the particular Director, as the case may be.

Board Leadership Structure

The roles of Chairman of the Board of Directors and Chief Executive Officer of the Company are separated. Mr. James E. Cashman III is the Company’s Chief Executive Officer, while our Board is led by our non-executive Chairman, Mr. Ronald W. Hovsepian. Mr. Hovsepian is the Chief Executive Officer of Intralinks, Inc. and has significant experience in our industry and with technology companies generally which provides our Board with significant leadership advantages. Mr. Hovsepian has also been appointed as our lead independent director in order to ensure that our independent directors have a strong voice in the leadership of our Board. In this role he has the principal responsibility for leading meetings of our independent Directors. We believe that this structure provides our Board with the greatest breadth of leadership and depth of experience, while also providing balance for the direction of the Company.

Our Board of Directors delegates principal responsibility for its risk management and assessment functions to its Audit Committee. In addition to the Audit Committee, the Compensation Committee has primary responsibility for reviewing the impact of the Company’s compensation programs upon the Company’s risk management efforts. The Company has determined that the Chair of the Audit Committee and the Chair of the Compensation Committee, Mr. Morley and Mr. Zilvitis, respectively, should not serve on the other committee with a significant area of risk management responsibility in order to further diversify the primary opinions of the quality of the Company’s risk management. Additionally, Mr. Hovsepian leads all meetings of the independent Directors. The Company believes that this division of risk management related roles among the independent Directors fosters an atmosphere of significant involvement in the oversight of risk at the Board of Directors level and strongly complements the Company’s risk management policies.

Committees of Our Board

Our Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”).

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	Audit	Nominating & Governance	Compensation
James E. Cashman III
Guy E. Dubois			X
Ajei S. Gopal	X
Ronald W. Hovsepian			X
William R. McDermott		X*	X
Bradford C. Morley	X*	X
Barbara V. Scherer	X
Michael C. Thurk	X
Patrick J. Zilvitis		X	X*

*	Committee Chair

Audit Committee

Our Audit Committee selects our independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with our independent registered public accounting firm, reviews with management and our independent registered public accounting firm the Company’s quarterly and annual operating results, including the Company’s audited financial statements, reviews our periodic disclosures related to the Company’s financial statements, considers the adequacy of our internal accounting procedures, oversees internal audit and compliance with the Sarbanes-Oxley Act of 2002, oversees our risk management policies and practices, and establishes policies for business values, ethics and employee relations.

Our Audit Committee currently consists of the following four (4) Directors: Ajei S. Gopal, Bradford C. Morley (Chairman), Barbara V. Scherer and Michael C. Thurk, each of whom is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(c) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Our Board of Directors has determined that Bradford C. Morley and Barbara V. Scherer each qualify as an “audit committee financial expert.” During Fiscal 2015, our Audit Committee held four (4) meetings and all members attended 100% of the meetings. Our Audit Committee Charter is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees the qualification and nomination process for potential director candidates, reviews the continued qualifications of existing Directors and is responsible for corporate governance oversight. As part of its evaluation of potential director candidates, our Nominating and Corporate Governance Committee considers whether each candidate’s background, experience and skill sets would provide new or alternative viewpoints or areas of expertise that would expand our Board’s collective understanding, insight and ability to make judgments regarding the Company’s global software business.

Our Nominating and Corporate Governance Committee currently consists of the following three (3) Directors: William R. McDermott (Chairman), Bradford C. Morley and Patrick J. Zilvitis, each of whom is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(e) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Our Nominating and Corporate Governance Committee held four (4) meetings in Fiscal 2015 and all members attended 100% of the meetings. Our Nominating and Corporate Governance Committee Charter is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

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Compensation Committee

Our Compensation Committee is responsible for reviewing and recommending to the Board the compensation of our Chief Executive Officer, reviewing and approving the compensation of all of our executive officers, overseeing general compensation levels, policies and programs for our employees as a group, approving and administering our equity plans, including our Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (“Option Plan”) and Second Amended and Restated ANSYS, Inc. Employee Stock Purchase Plan (“ESPP”), and succession planning for our senior management. To the extent not established by our Board, our Compensation Committee is also authorized to establish compensation and benefits for our Chairman and for new and existing non-employee Directors.

Our Compensation Committee currently consists of the following four (4) Directors: Guy E. Dubois, Ronald W. Hovsepian, William R. McDermott and Patrick J. Zilvitis (Chairman), each of whom is not an affiliate or employee of the Company and is considered independent as required by Rule 5605(d) of the NASDAQ listing requirements and the Exchange Act and as such term is defined in Rule 5605 of the NASDAQ listing requirements. Five (5) meetings of our Compensation Committee were held during Fiscal 2015 and all members attended 100% of the meetings, other than Mr. Dubois who became a member of the Board and of the Compensation Committee on September 1, 2015 and attended 100% of the meetings of the Compensation Committee that occurred following his appointment to the Compensation Committee. Our Compensation Committee Charter is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

The Board’s Role in Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk management strategies are implemented by management. The Board also receives a legal and risk update from management at each of its regular quarterly meetings.

The Board oversees the Company’s risk assessment processes actively through the Audit Committee. The Audit Committee receives a risk management update from management as part of its regular quarterly meetings and reviews all risk assessments conducted by the Company annually, the results of which are reported by the Audit Committee to the full board as part of its subsequent quarterly report. In addition, the Audit Committee oversees the Company’s annual enterprise business risk assessment and bi-annual fraud risk assessment, which are conducted by the Company’s Internal Auditor, who reports directly to the Audit Committee. The annual enterprise business risk assessment reviews the Company’s performance with regard to ongoing financial risks, operational risks, strategic risks and previously identified external risks, and also identifies new risks that the Company will face for each upcoming year.

Our Compensation Committee also reviews the annual enterprise business risk assessment as part of its ongoing oversight of the Company’s compensation programs, with particular attention paid to the review of risks related to the Company’s reliance on equity compensation as a significant portion of the total compensation paid to our executive officers. We have determined that it is not reasonably likely that our compensation policies would have a material, adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries and all members are considered independent as such term is defined in Rule 5605 of the NASDAQ listing requirements. There are no Compensation Committee interlocks.

Director Compensation

We compensate our independent Directors with both cash and equity-based pay. Our independent Directors receive the following cash fees.

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Role	Annual Fee
Annual Retainer	$40,000
Non-Executive Chair	$40,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating and Governance Committee Chair	$15,000
Audit Committee Member	$10,000
Compensation Committee Member	$10,000
Nominating and Governance Committee Member	$5,000

Prior to 2016, our independent Directors’ equity-based compensation was paid, at their option, as either (i) a grant of 5,600 deferred stock units (“DSUs”), which are rights to receive shares of our Common Stock upon cessation of service as a Director, or (ii) options to purchase 14,000 shares of our Common Stock, vesting ratably over four years, with double-trigger full vesting if a Director ceased to be a Director under certain circumstances within eighteen (18) months after a change in control of the Company. DSUs and options were awarded quarterly in arrears in accordance with our Option Plan and Equity Grant Policy, described on page 45 of this Proxy Statement. Under the Equity Grant Policy, the exercise price of all options granted was set at the closing price of our Common Stock on the date of grant.

We discontinued the independent Directors’ equity-based compensation program described in the foregoing paragraph at the end of 2015. Instead, beginning in 2016, our independent Directors are eligible to receive an annual grant of restricted stock units (RSUs) with a grant date value of $300,000.

This grant of RSUs to our independent Directors will be prorated for the period of January 1, 2016 until the date of our 2016 annual meeting of stockholders and will vest upon the earlier of one year after grant or immediately prior to our 2017 annual meeting of stockholders. Thereafter, the annual equity retainer will generally be granted at the time of our annual meeting of stockholders and will vest upon the earlier of one year after grant or immediately prior to the following annual meeting of stockholders, subject to accelerated or prorated vesting under certain circumstances such as death or disability or a change in control of the Company. Shares of our Common Stock will be issued to independent Directors at, or shortly following, the vesting of the RSUs. In the future, independent Directors may be given the opportunity to elect to defer the receipt of shares of our Common Stock beyond the vesting date of the RSUs.

In 2016, our Compensation Committee also approved of a plan to allow our independent Directors to have the ability to diversify a portion of any DSUs that may be held by such Director, subject to the Director Stock Ownership Guidelines (described on page 31). Going forward, independent Directors will be permitted to individually choose whether to retain his or her existing DSUs or to elect another investment alternative, such as an index or mutual fund or funds. This program is subject in all respects to our Director Stock Ownership Guidelines, meaning that Directors would only be permitted to diversify DSUs held in excess of the required minimum ownership guidelines.

Directors who are also our employees do not receive any additional compensation for service on the Board.

Director Stock Ownership Guidelines

Independent members of our Board of Directors are required to satisfy minimum stock ownership guidelines. Under these guidelines, Directors are required to own equity in the form of stock or deferred stock units of the Company equal to a minimum of 5,000 shares and to maintain this minimum amount throughout their tenure as a member of our Board. New Board members have three years to attain this minimum stock ownership level. The Director stock ownership guidelines are part of our Corporate Governance Guidelines and are available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

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2015 Director Compensation

Director Compensation Table 2015

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	Total ($)
Guy E. Dubois	$16,575	$41,208	$57,783
Ajei S. Gopal	$51,250	$504,798	$556,048
Ronald W. Hovsepian	$90,000	$504,798	$594,798
William R. McDermott	$65,000	$504,798	$569,798
Bradford C. Morley	$65,000	$504,798	$569,798
Barbara V. Scherer	$50,000	$504,798	$554,798
Michael C. Thurk	$53,750	$504,798	$558,548
Patrick J. Zilvitis	$65,000	$504,798	$569,798

(1)	Mr. James E. Cashman III, who is a Director of our Company, has been omitted from this table because he received no compensation for serving on our Board in Fiscal 2015. Mr. Cashman’s compensation as CEO for Fiscal 2015 is detailed in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 34.
(2)	The aggregate number of non-employee Director stock options outstanding as of our December 31, 2015 fiscal year end was 136,000 and the aggregate number of non-employee Director DSU awards outstanding was 177,899. The following are the aggregate number of stock option awards outstanding that have been granted to each of our independent Directors as of December 31, 2015: Mr. Morley: 66,000; and Mr. Thurk: 70,000, all of which are fully vested. The following are the aggregate number of DSU awards outstanding that have been granted to each of our independent Directors as of December 31, 2015: Mr. Dubois: 457; Dr. Gopal: 25,884; Mr. Hovsepian: 20,123; Mr. McDermott: 48,020; Mr. Morley: 9,800; Ms. Scherer: 13,615; Mr. Thurk: 16,200 and Mr. Zilvitis: 43,800, all of which are fully vested.
(3)	Refer to Note 12, “Stock-based Compensation” beginning on page 76 of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 25, 2016 for the relevant assumptions used to determine the valuation of our stock awards and option awards. The amounts in the table reflect the dollar amount that will be recognized for financial statement reporting purposes over the vesting period, in accordance with accounting guidance for stock-based compensation. These amounts reflect fair values of these awards on the grant dates, and do not correspond to the actual value that may be recognized by the non-employee Directors.

Transactions with Related Persons

We have adopted a written policy providing that all material transactions between the Company and its officers, directors and other affiliates must be (i) approved by a majority of the members of our Board of Directors and by a majority of the disinterested members of our Company’s Board of Directors, and (ii) on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners

The following table presents information about persons or entities known to the Company to be the beneficial owner of more than five percent of our Common Stock as of December 31, 2015. The following information is based solely upon copies of filings of Schedule 13G received by the Company pursuant to the rules of the Securities and Exchange Commission (“SEC”).

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	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
BlackRock, Inc.	7,464,042	(1)	8.4%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	6,278,884	(2)	7.05%
100 Vanguard Boulevard
Malvern, PA 19355
FMR LLC	6,251,846	(3)	7.025%
100 Vanguard Boulevard
Malvern, PA 19355

(1)	The information reported is based on a Schedule 13G/A filed with the SEC on January 25, 2016 reporting beneficial ownership as of December 31, 2015.
(2)	The information reported is based on a Schedule 13G/A filed with the SEC on February 10, 2016 reporting beneficial ownership as of December 31, 2015.
(3)	The information reported is based on a Schedule 13G/A filed with the SEC on February 12, 2016 reporting beneficial ownership as of December 31, 2015.

Security Ownership of Our Management

The following table presents certain information pertaining to all of our executive officers and Directors as of January 31, 2016, based on their representations to the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of January 31, 2016.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent (2)
James E. Cashman III (3)	904,784	1.03%
Maria T. Shields (4)	191,714	*
Walid Abu-Hadba (5)	28,833	*
Robert Kocis (6)	11,639	*
Mark Hindsbo (7)	204	*
Guy E. Dubois (8)	457	*
Ajei S. Gopal (9)	25,884	*
Ronald W. Hovsepian (10)	20,123	*
William R. McDermott (11)	48,020	*
Bradford C. Morley (12)	70,300	*
Barbara V. Scherer (13)	13,615	*
Michael C. Thurk (14)	75,700	*
Patrick J. Zilvitis (15)	45,800	*
All Executive Officers and Directors as a group (15 persons) (16)	1,517,035	1.72%

*	Less than 1%.
(1)	Addresses are c/o ANSYS, Inc., Southpointe, 2600 ANSYS Drive, Canonsburg, PA 15317.
(2)	All percentages have been determined as of January 31, 2016 in accordance with Rule 13d-3 under the Exchange Act. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after January 31, 2016. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after January 31, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of January 31, 2016, a total of 88,195,086 shares of Common Stock were issued and outstanding.

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(3)	Includes 358,830 shares of Common Stock and vested options to purchase 545,954 shares. Excludes unvested options to purchase 16,000 shares and 103,307 unvested PSUs and 30,250 unvested RSUs.
(4)	Includes 50,214 shares of Common Stock and vested options to purchase 141,500 shares. Excludes unvested options to purchase 4,500 shares, 28,376 unvested PSUs and 8,750 unvested RSUs.
(5)	Includes 6,833 shares of Common Stock and vested options to purchase 22,000 shares. Excludes unvested options to purchase 22,000 shares, 28,876 unvested PSUs and 8,750 unvested RSUs.
(6)	Includes 4,139 shares of Common Stock and vested options to purchase 7,500 shares. Excludes unvested options to purchase 22,500 shares, 19,176 unvested PSUs and 8,700 unvested RSUs.
(7)	Includes 204 shares of Common Stock. Excludes unvested options to purchase 10,000 shares and 5,500 unvested RSUs.
(8)	Includes 457 DSUs.
(9)	Includes 25,884 DSUs.
(10)	Includes 20,123 DSUs.
(11)	Includes 48,020 DSUs.
(12)	Includes 5,000 shares of Common Stock, 9,800 DSUs, and vested options to purchase 55,500 shares.
(13)	Includes 13,615 DSUs.
(14)	Includes 16,200 DSUs and vested options to purchase 59,500 shares. Excludes unvested options to purchase 10,500 shares.
(15)	Includes 2,000 shares of Common Stock and 43,800 DSUs.
(16)	Includes 455,067 shares of Common Stock, 177,899 DSUs and vested options to purchase 884,069 shares. Excludes unvested options to purchase 99,750 shares, 247,835 unvested PSUs and 68,600 unvested RSUs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file reports of ownership and changes in ownership with the SEC and NASDAQ. Section 16 Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, we believe that no Section 16 Person filed a late report during Fiscal 2015.

OUR EXECUTIVE OFFICERS

Named Executive Officer Profiles

The names and ages of our named executive officers, and the principal occupation and business experience for at least the last five years for each named executive officer who is not also a Director, are set forth below as of December 31, 2015.

Name	Age	Position
James E. Cashman III (1)	62	President & Chief Executive Officer (“CEO”)
Maria T. Shields	51	Chief Financial Officer (“CFO”)
Walid Abu-Hadba	50	Chief Product Officer (“CPO”)
Robert Kocis	46	Vice President, Sales & Support
Mark Hindsbo	44	Vice President, Marketing

(1)	Mr. Cashman is also a Director and his biographical information appears on page 24.

Maria T. Shields has been our chief financial officer and vice president of finance and administration since September 1998. Previously, she served as our corporate controller since September 1994 and as a vice president since May 1998. Prior to joining the Company, Ms. Shields held various positions as a CPA with Deloitte & Touche

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LLP, including that of audit manager. Ms. Shields serves as a Director of the First National Bank Pittsburgh Community Board and the Washington County Chamber of Commerce, and as a member of the Board of Trustees of the Anglican Diocese of Pittsburgh. Ms. Shields holds a bachelor of science degree in accounting from Pennsylvania State University.

Walid Abu-Hadba joined ANSYS in April 2013 in the newly created position of Chief Product Officer. For the five years prior to that he was Corporate Vice President, Developer and Platform Evangelism at Microsoft Corporation, where he worked in a variety of progressively challenging management roles for 21 years including Vice President, Specialist Sales, Enterprise and Partner Group; General Manager, Asia Pacific and Japan Technology center; General Manager, Global Technical Center; and Practice Manager, Advanced Technology Group. He is a graduate of Arizona State University with a bachelor of science degree in Systems Engineering.

Robert Kocis has been our vice president of worldwide sales and support since July 2014. Prior to joining the Company, Mr. Kocis spent the past 16 years with PTC, Inc., a U.S. based computer software company specializing in 3D design software, product lifecycle management, and service management solutions. He holds a bachelor of science in Marine Engineering Systems from the United States Merchant Marine Academy and also graduated from the General Dynamics Nuclear Engineering School.

Mark Hindsbo joined ANSYS as the Vice President of Marketing in June 2015. He brings a broad set of business and technical experiences across sales, marketing, business strategy, software development, and physics. Most recently he was the Sr. Vice President of Customer Success at Parallels. Mark spent over 10 years at Microsoft in roles ranging from General Manager in the Server and Tools business group, to Vice President of the Developer business in the US. Prior to this he was at The Boston Consulting Group, co-founded an interactive marketing agency, and did scientific computing at Novo Nordisk. He holds a Master of Science from the Technical University of Denmark and has done nuclear research at CERN.

Compensation Discussion and Analysis

Overview of Compensation Program

Our Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. Our Compensation Committee ensures that the total compensation paid to our named executive officers is reasonable, competitive and principally performance-based. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other officers and employees.

Throughout this Proxy Statement, the individuals who served as our CEO and CFO during Fiscal 2015, as well as the other individuals included in the Summary Compensation Table on page 49, are referred to as the “named executive officers” or “NEOs.”

Objectives of Compensation Program

The main objectives of our executive compensation program are to create a competitive total rewards package based on the attainment of short-term performance objectives and long-term strategic goals and to retain and attract qualified executive officers who will lead us to long-term success and enhance stockholder value. Each element of our compensation program supports these objectives. Accordingly, our executive compensation program consists of the following three principal elements: base salary, performance-based cash bonus and performance-based and time-based equity grants in the form of stock options and restricted stock units, with an emphasis on performance-based compensation rather than base salary. Our executives are also generally eligible to participate in employee benefit and retirement plans offered by us, which currently include a 401(k) plan, an employee stock purchase plan, and health care and other insurance programs. The benefit programs available to executives are the same as those available to all other eligible employees.

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Role of Compensation Committee and Executive Officers in Compensation Decisions

Our Compensation Committee is comprised solely of independent Directors who meet the independence requirements of the NASDAQ and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code.

Our Compensation Committee makes a recommendation to our full Board of Directors regarding the compensation of our CEO, James E. Cashman III, including establishing the performance goals and objectives for our CEO, evaluating our CEO’s performance in light of the goals and objectives that were set, and determining and recommending to our Board the CEO’s compensation based on that evaluation. Mr. Cashman serves on our Board of Directors but recuses himself from any deliberations about his compensation. Our Board of Directors makes all final decisions relating to our CEO’s compensation, other than the granting of equity awards. As noted above, our CEO prepares an analysis for our Compensation Committee recommending each element of compensation to be paid to all other named executive officers, which our Compensation Committee may accept or adjust as it determines appropriate. To the extent not established by our Board of Directors, our Compensation Committee is also authorized to establish compensation and benefits for our Chairman and for new and existing independent Directors.

Our CEO, Vice President of Human Resources and our external compensation consultant provide advice, analysis and recommendations to our Compensation Committee.

As part of its ongoing oversight of our compensation programs, our Compensation Committee pays particular attention to the review of risks related to our reliance on equity compensation as a significant portion of the total compensation paid to our executive officers. We have determined that it is not reasonably likely that our compensation policies would have a material, adverse effect on the Company.

Our Compensation Committee and our Board of Directors considered the following elements of our compensation plans and policies when evaluating whether our plans and policies encourage our executives and employees to take unreasonable risks:

•	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	Our performance-based cash bonus awards are based in part on the achievement of at least three objective performance measures, thus diversifying the risk associated with any single indicator of performance.

•	Awards under our performance-based cash bonus programs are also based on qualitative individual goals and overall performance that vary depending on each executive’s role, which limits the risk associated with awarding cash bonuses based solely on Company financial metrics.

•	The Company uses performance-based restricted stock units that vest over successive three-year periods, time-based restricted stock units that vest over four-years, as well as stock options that have a 10-year life to provide a balanced equity portfolio to executives creating a level of diversification to withstand market fluctuations that might incent unreasonable risk if holders were limited to one form of equity award such as stock options.

•	Assuming achievement of a threshold level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement rather than an “all-or- nothing” approach, which could engender excessive risk taking.

•	We have a Long-Term Incentive Plan which awards our executives with performance-based restricted stock units based on the performance of our Common Stock over successive three-year periods providing executives with strong incentives to increase stockholder value over the long term. This plan is capped at between 100%—150% of target awards to prevent excessive compensation or risk taking on the part of the participants.

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•	Our Compensation Committee, or in the case of our CEO, our Board of Directors, determines achievement levels under the Company’s performance-based cash bonus program in their discretion after reviewing Company and executive performance.

•	Our executive stock ownership policy requires executives to hold equity equal to a minimum of two times their base salary, or, in the case of our CEO, equal to a minimum of three times his base salary, and at least half of that minimum must be comprised of shares of stock, which aligns an appropriate portion of their personal wealth to our long-term performance.

Setting Executive Compensation

To achieve our compensation objectives, our Compensation Committee has structured our annual and long- term performance-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by us and reward executives for achieving such goals. In furtherance of these goals, our Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent compensation consulting firm, to conduct a review of the total compensation program for our CEO and CFO, as well as for other key executives, for purposes of setting cash and equity compensation for Fiscal 2015. Compensia provides no other services to the Company.

Compensia provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our CEO and the recommendations made by our CEO for our CFO and other executives.

In the fourth quarter of 2014, our Compensation Committee met to set 2015 cash and equity compensation for our NEOs and to determine our internal financial targets for 2015. The Compensation Committee reviewed the compensation analysis prepared by Compensia in the fourth quarter of 2014, which considered the size and growth of the Company and benchmarked our executive compensation against select peer companies to help set our NEOs’ base salaries and target bonuses.

The peer companies developed by Compensia for consideration by our Compensation Committee in setting cash and equity compensation for our NEOs for 2015 are the following:

Akamai Technologies, Inc. Autodesk, Inc.	Informatica Corporation LinkedIn Corporation	Red Hat, Inc. Solera Holdings, Inc.
Cadence Design Systems, Inc.	MICROS Systems, Inc.	Synopsys, Inc.
Concur Technologies	Nuance Communications, Inc.	TIBCO Software, Inc.
Equinix, Inc.	PTC, Inc.	Verisign, Inc.
FactSet Research Systems, Inc.	Rackspace Hosting, Inc.

In relation to these peer companies as of the date of the 2014 Compensia analysis, our Company was at the 6th percentile in revenue, was at the 5th percentile in number of employees, was at the 83rd percentile in operating income and was at the 69th percentile in market capitalization.

Elements of Executive Compensation and Allocation among Elements

Our executive compensation program consists of the following three principal elements: base salary, performance-based cash bonus and performance-based and time-based equity grants in the form of stock options and restricted stock units, with an emphasis on performance-based compensation rather than base salary. Each element of compensation is chosen in order to attract and retain the necessary executive talent and to reward corporate performance by creating a balanced focus on shorter-term corporate performance and providing incentives for the attainment of long-term strategic goals and enhancing stockholder value. The allocation of each element of compensation is determined by our Compensation Committee for each executive based on the following factors:

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•	performance against corporate, individual and organizational objectives for the fiscal year;

•	importance of particular skill sets and professional abilities to the achievement of long-term strategic goals; and

•	contribution as a leader, corporate representative and member of the senior management team.

While we believe in structuring executive compensation plans that give our executives incentive to deliver certain objective elements of corporate financial performance over specified time periods, we do not believe in a purely mechanical approach. Instead, part of our executive compensation philosophy includes an element of reward for non-quantitative achievements demonstrated by our executives in the actions and decisions they have made throughout the year. When establishing our executive compensation plans for a given year, it is not possible to foresee all of the challenges and demands that will be made of our executives, both as a management team and in their areas of individual responsibility. We believe that, by rewarding decision-making and leadership, in addition to the achievement of quantifiable results, we are building a management team capable of creating stockholder value over the longer-term, while remaining disciplined in delivering shorter-term financial results.

The allocation of an executive officer’s compensation among each of the compensation components is based on our competitive benchmarking, as appropriate, our recruiting and retention goals, our view of internal fairness and consistency and other considerations that our Compensation Committee deems relevant, such as extraordinary performance. However, our Compensation Committee does not structure compensation so that significant compensation derived from one component of compensation negates or offsets compensation from other components. While our Compensation Committee does not have a formula for determining the appropriate allocation between cash and non-cash compensation or short-term and long-term performance-based compensation, historically our Compensation Committee has allocated a greater percentage of an employee’s total compensation to performance-based equity compensation as he or she becomes more senior in the organization.

Consideration of Say-on-Pay Results

Our Compensation Committee met to determine the compensation of our NEOs for 2015 prior to our annual meeting in 2015 at which our stockholders took a non-binding advisory vote on the compensation of our executives. The Compensation Committee considered the results of the 2014 non-binding advisory “say-on-pay” proposal in connection with the discharge of its responsibilities regarding executive compensation after receiving those results. Because approximately 99.2% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs described in our proxy statement in 2014, the Compensation Committee did not implement significant changes to our executive compensation program as a result of the stockholder advisory vote.

Base Salary, Performance-Based Cash Bonus and Total Cash Compensation

In December 2014, our Compensation Committee met to set 2015 cash and equity compensation for our NEOs and to determine our internal financial targets for 2015. As is our standard practice, the Compensation Committee reviewed the compensation analysis prepared by Compensia in the fourth quarter of 2014, which considered the size and growth of the Company and benchmarked our executive compensation against select peer companies.

Our internal financial targets for 2015 were $1,104 billion for internal non-GAAP revenue, $487 million for internal non-GAAP operating profit and $3.64 for internal non-GAAP earnings per share. When compared against these internal financial targets for 2015, we achieved 93% of our internal non-GAAP revenue target for 2015, 92% of our internal non-GAAP operating profit target for 2015 and 94% of our internal non-GAAP earnings per share target for 2015. Our achievement of these internal financial targets was negatively impacted in 2015 by certain currency rates. We calculate internal non-GAAP revenue, internal non-GAAP operating profit and internal non-

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GAAP earnings per share as described in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 25, 2016 under Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the sections entitled “Non-GAAP Results” and “Non-GAAP Measures” beginning on pages 37 and 38, respectively, of the Form 10-K.

Cash Compensation Generally

Base salaries are intended to provide a fixed amount of compensation for an executive’s regular work and are set at appropriate market levels, while performance-based cash bonuses are designed to reward our executives for the achievement of shorter-term financial goals and individual performance objectives. Our base salary determinations principally reflect the skills and performance levels of individual executives, our needs, and pay practices of comparable public companies. We establish executive base salaries conservatively relative to an appropriate set of peers. We believe this policy sets a prudent and fiscally responsible tone for our overall base salary compensation programs, while still enabling us to attract and retain employees who can contribute to our long-term success.

Performance-based cash bonuses effectively link individual contributions to overall business and individual performance and encourage executives to increase stockholder value in both the short and long term. Our philosophy with respect to the allocation of our overachievement of earnings in the form of performance-based cash bonuses is to reward our stockholders first and then to allocate bonus payments first to our employees and then to senior management and the CEO. The amount of performance-based cash bonus payments to be awarded to all executives, including the CEO, depends upon the achievement of corporate performance in the key areas of internal non-GAAP revenue growth, operating profit and earnings per share in accordance with internal plan goals, which are established by our Board prior to the start of each fiscal year. Bonus payments up to 100% of target are based upon the achievement of these internal financial targets which have been aggressive and are not always achieved. Since 2000, the Company has achieved its internal revenue target approximately as often as it has not achieved it. Individual differences in bonus payments above, at or below 100% of target are determined based upon our achievement of internal non-GAAP financial targets and individual performance factors depending on the particular executive’s role. Target bonuses for our executives range from 30% to 100% of base salary for Fiscal 2015, depending on the specific role and job responsibilities held by each of our executives. Our CEO’s performance-based cash bonus is determined semi-annually and at year-end based on corporate, individual and organizational performance at mid-year and year-end. Performance-based cash bonuses for our other executive officers are determined quarterly and at year-end.

Base Salaries Awarded in 2015

Our Compensation Committee set our CEO’s base salary at $725,000 for Fiscal 2015, representing an 8% increase over the CEO’s 2014 base salary. Compared to the peer companies listed above, Mr. Cashman’s base salary for 2015 ($725,000) was within the mid-point range at 103% of the median ($701,000).

In setting base salaries to be paid to all other NEOs for Fiscal 2015, as discussed further above, Mr. Cashman recommended increases over 2014 levels for the base salaries of Ms. Shields, Mr. Abu-Hadba and Mr. Kocis, consistent with the recommendations of the Committee’s independent compensation consultant. Compared to the peer companies listed above, Ms. Shields’ base salary for 2015 ($350,000) was at 87% of the median ($403,000), Mr. Abu-Hadba’s base salary for 2015 ($350,000) was at 95% of the median ($370,000), Mr. Kocis’ base salary for 2015 ($330,000) was at 88% of the median ($377,000). Mr. Hindsbo joined the Company in June 2015, and his base salary was set at $260,000 consistent with market conditions and internal equity considerations. Our Compensation Committee concurred with Mr. Cashman’s base salary recommendations for all NEOs.

Performance-Based Cash Bonuses Awarded in 2015

Our Compensation Committee awarded performance-based cash bonuses below 100% of target amounts for Fiscal 2015 because of our level of achievement of internal financial targets, and because of each executive’s level of achievement of his or her 2015 individual goals as approved by our Compensation Committee. Under our executive bonus plan for 2015, target bonuses were set between 30% and 100% of base salary depending on the role and individual goals for each executive. As noted above, annual bonus payments of up to 100% of target for executives are based on our level of achievement of internal financial targets, and individual differences in bonus payments for each executive depend on individual goals and overall performance.

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Performance-based cash bonuses for all NEO’s were awarded between 80% and 88% of target for Fiscal 2015 because the Company performed at 93% of its internal non-GAAP revenue plan, 92% of its internal non-GAAP operating profit plan and 94% of its internal non-GAAP earnings per share plan for Fiscal 2015 and each executive’s level of achievement of his or her individual bonus plan goals.

Individual goals for Mr. Cashman included achievement of annual corporate operational objectives relating to internal non-GAAP revenue growth, internal non-GAAP operating profit, internal non-GAAP earnings per share, cash management and days sales outstanding. Our Compensation Committee also considered individual strategic goals relating to organic growth, partnering, merger and acquisition plans and achievement, long-term strategic plans, evolution of product roadmaps and the creation of stockholder value, as well as individual goals relating to organizational and executive development, succession planning and stockholder and Board communications. For 2015, Mr. Cashman achieved the corporate operational goal for internal non-GAAP earnings per share, and under- achieved the corporate operational goals for internal non-GAAP revenue and internal non-GAAP operating profit, in relation to our internal financial targets. Mr. Cashman’s cash bonus award also reflects his level of over- achievement of his individual goals as determined by our Compensation Committee and Board.

Individual goals for Ms. Shields in 2015 included improvements in organization and staff development, corporate governance, business operations, IT systems optimization, capital structure and business modeling, merger and acquisition activities, and oversight of the headquarters office project. Individual goals for Mr. Abu- Hadba in 2015 included evolution and organization of development teams, delivery of product roadmaps on schedule, and improvement in product output efficiency and quality. Individual goals for Mr. Kocis in 2015 included achievement of the 2015 sales plan, delivery of a scalable, motivated, effective sales organization, short- term and long-range forecast accuracy, CRM system optimization, services growth and leveraging marketing investment. Individual goals for Mr. Hindsbo in 2015 included short-term and long-range product planning, management of the marketing team and oversight of the Company’s external messaging.

Ms. Shields, Mr. Abu-Hadba and Mr. Kocis each received performance-based cash bonus payments for 2015 that were below their targets, and Mr. Hindsbo received pro-rated performance-based cash bonus payments for 2015 that was above his target, because of our level of achievement of our internal non-GAAP revenue, internal non-GAAP operating profit and internal non-GAAP earnings per share financial targets, for non-quantitative achievements, and because of their level of performance in relation to the individual goals identified above.

In the aggregate for 2015, Mr. Cashman received a performance-based cash bonus of $638,000, or 88% of his target bonus of $725,000, comprised of a performance bonus for the six-month period of January 1, 2015 through June 30, 2015 in the amount of $267,000 or 92% of target, a performance bonus for the six-month period of July 1, 2015 through December 31, 2015 in the amount of $255,000 or 88% of target, and an annual performance bonus for Fiscal 2015 in the amount of $116,000 or 80% of target. Our Board originally awarded Mr. Cashman a performance bonus for Fiscal 2015 of $131,000 or 90% of target based in part on his achievement of several individual long-term goals. At Mr. Cashman’s request, the Compensation Committee reduced Mr. Cashman’s annual Fiscal 2015 performance bonus was reduced to $116,000 or 80% of his annual target in order to better align with the executive team and employees as a whole.

In the aggregate for 2015, Ms. Shields received a performance-based cash bonus of $229,875, or 88% of her target bonus of $262,500; Mr. Abu-Hadba received a performance-based cash bonus of $232,100, or 87% of his target bonus of $280,000; Mr. Kocis received a performance-based cash bonus of $223,000, or 80% of his target bonus of $280,000. Mr. Hindsbo joined the Company in June 2015, and received a pro-rated performance-based cash bonus of $72,500, or 92% of his pro-rated target bonus of $78,750. Individual differences in performance- based cash bonus payments relative to targets were based on individual performance goals described above. Our Compensation Committee concurred with Mr. Cashman’s achieved bonus recommendations for all NEOs.

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Total Cash Compensation Awarded in 2015

Utilizing the peer companies developed by Compensia and listed on page 36, Mr. Cashman’s targeted total cash compensation ($1,450,000) was at 99% of the median ($1,461,000). His actual total cash compensation ($1,363,000) was at 94% of the median for the peer group ($1,461,000).

Compared to the peer companies developed by Compensia and listed on page 36, targeted total cash compensation for Ms. Shields was at 87% of the median ($702,000), targeted total cash compensation for Mr. Abu- Hadba was at 103% of median ($630,000) and targeted total cash compensation for Mr. Kocis was at 90% of the median ($675,000). Mr. Hindsbo joined the Company in June 2015 and his total cash compensation was established at $395,000 consistent with market conditions and internal equity considerations, and was at 78% of the median ($509,000). Ms. Shields’ actual total cash compensation was at 82% of the median, Mr. Abu-Hadba’s actual total cash compensation was at 92% of the median and Mr. Kocis’ actual total cash compensation was at 82% of the median.

Variations Among Executive Officer Compensation

As our CEO and President, Mr. Cashman has primary responsibility for delivering results and managing operations. Accordingly, his compensation is determined based on Company-wide financial, organizational and strategic goals. Mr. Cashman has the highest performance-based component of his target bonus relative to his base salary, reflecting his overall operational and strategic responsibilities and their direct relationship to stockholder value. Because we performed against our internal financial targets at 93% for internal non-GAAP revenue, 92% for internal non-GAAP operating profit and 94% for internal non-GAAP earnings per share and he achieved many of his individual goals, Mr. Cashman received 88% of his target bonus for 2015. In addition, it is also our Compensation Committee’s intent to ensure that Mr. Cashman’s interests are aligned with the interests of our stockholders, and accordingly, his compensation is heavily weighted with performance-based equity components.

As described above, our Compensation Committee also relies on benchmarking data in assessing the reasonableness of the compensation for all of the named executive officers. Mr. Cashman’s base salary of $725,000 was at 103% of the median for CEOs in the peer group. Mr. Cashman’s target bonus was equal to 100% of base salary, compared to the peer group median of 110% of base salary for target bonus, and he was awarded a performance-based cash bonus of $638,000, or 88% of base salary, based on our level of achievement of our internal non-GAAP revenue, internal non-GAAP operating profit and internal non-GAAP earnings per share financial targets, and his level of achievement of his individual goals.

Ms. Shields, our chief financial officer, has a variable component in her target bonus that is principally tied to corporate performance because of her corporate-wide finance and administration responsibilities, including functional performance of finance, information technology, business operations and investor relations and consideration of potential acquisitions. Ms. Shields’ target bonus was equal to 75% of base salary, compared to the peer group median of 75% of base salary.

Mr. Abu-Hadba, our chief product officer, has a variable component in his target bonus that is based on delivery of the product roadmap, evolution of product architecture and integration, increased development productivity, collaboration on short and long-term product plans, and development of long-term technical initiatives. Mr. Abu-Hadba’s target bonus was equal to 80% of base salary, compared to a peer group median of 65% of base salary.

Mr. Kocis, our vice president of worldwide sales and support, has a higher performance-based component in his target bonus relative to his base salary because of his responsibilities in driving sales and the heightened risk associated with his role. For example, individual goals for Mr. Kocis in 2015 included achievement of the 2015 sales plan, delivery of a scalable, motivated, effective sales organization, forecast accuracy, services development and marketing integration. Mr. Kocis’ target bonus was equal to 85% of base salary, compared to the peer group median of 75% of base salary.

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Mr. Hindsbo, our vice president of marketing, has a variable component in his target bonus that is principally tied to the performance of the marketing team, the product planning process, public relations and marketing communications activities. Mr. Hindsbo’s target bonus was equal to 52% of base salary, compared with the peer group median of 55% of base salary.

Performance-Based Equity Compensation

Performance-based equity compensation is intended to align the interests of executives with long-term stockholder interests and to create incentives for executives to work cooperatively to ensure we continue our successful growth. We have no set formula for the granting of performance-based equity awards to individual executives or employees. In determining performance-based equity grants made in 2015, our Compensation Committee set aside a pool of performance-based equity awards by considering the number of equity awards available for grant under our Option Plan and reviewing an analysis prepared by our compensation consultant to determine market and stockholder value transfer levels. Our Compensation Committee believes that performance-based equity award grants help it achieve our compensation goals by giving executives a significant, long-term interest in our success, helping to attract and retain key executives in a competitive market for executive talent and aligning the interests of executives with long-term stockholder interests, thereby enhancing stockholder value. Our Compensation Committee believes that our performance-based equity compensation policies do not create risks that are reasonably likely to have a material and adverse effect on the Company.

Our NEOs are significantly impacted by fluctuations in the world economy and the Company’s stock price as the compensation plans of our NEOs are more heavily weighted with performance-based equity compared to other employees and officers, so that their interests are aligned with the interests of our stockholders. The Company experienced growth in the price of its Common Stock during 2015 as compared to 2014 and, as a result, total compensation of our NEOs was impacted accordingly.

Our Compensation Committee monitors industry trends and applicable tax, accounting and regulatory changes and might in the future, for financial, competitive or other reasons, use other performance-based equity incentive vehicles in place of or in combination with stock options and restricted stock units.

Performance-Based Equity Awards Granted for 2015

During Fiscal 2015, we granted stock options, performance-based restricted stock units (“PSUs”), time-based restricted stock units (“RSUs”) and deferred stock units (“DSUs”) to acquire an aggregate of 594,483 shares of our Common Stock to our employees, officers and independent Directors, representing .67% of the outstanding shares of our Common Stock as of December 31, 2015. Of this aggregate amount, our five named executive officers received stock options to acquire an aggregate of 10,000 shares, 130,835 PSUs and 55,300 RSUs, or approximately 33% of the total equity we granted in Fiscal 2015. Our employees and other officers received an aggregate of 46,914 stock options, 19,100 PSUs and 292,677 RSUs equal to approximately 60% of the total equity we granted in Fiscal 2015. Our independent Directors received an aggregate of 39,657 DSUs equal to approximately 7% of the total equity we granted in Fiscal 2015 pursuant to the terms of our Option Plan.

In setting the individual equity awards based on the available alternatives, our Compensation Committee considered:

•	comparisons to the peer group listed on page 36;

•	longer-term performance;

•	leadership potential;

•	the responsibilities to be assumed by each executive in the upcoming fiscal year;

•	the responsibilities of each executive in prior periods;

•	existing long-term equity performance;

•	the size of awards made to each executive in prior years relative to our overall performance;

•	available stock for issuance under our Option Plan; and

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•	potential grants in future years and the projected retention incentive profile for each executive beyond 2015.

In determining the equity awards for our NEOs in 2015, our Compensation Committee considered analysis and a recommendation from Compensia that equity awards be granted in the form of a combination of performance-based restricted stock unit awards and time-based restricted stock unit awards. In March 2015, Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis each received an equity award in the form of performance-based and time-based restricted stock units above the 75thth percentile of the grant guidelines identified by Compensia, which our Compensation Committee determined to be appropriate levels considering the factors noted as well as our historic equity grant levels, the equity grants to the employee population generally and each executive’s overall level of compensation. Mr. Hindsbo received an option grant and a performance-based restricted stock unit award in June 2015 in connection with his commencement of employment with us consistent with market conditions and internal equity considerations.

Long-Term Performance-Based Awards

Long-term performance-based compensation is a combination of stock options, performance-based restricted stock units and time-based restricted stock units. The 2015 performance-based and time-based restricted stock unit grants were above the 75th percentile for all NEOs.

Performance-Based Restricted Stock Units

Long-Term Incentive Plan Grants Tied to Total Stockholder Return

Beginning in 2010, the Company established the ANSYS, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”) for executives and other employees selected for participation by our Compensation Committee. Pursuant to the Long-Term Incentive Plan, executives receive an annual target award of performance-based restricted stock units, with performance assessed by comparing the Company’s Total Stockholder Return (“TSR”) to the NASDAQ Composite Index TSR over successive three (3) year periods.

For performance periods beginning prior to January 1, 2014, performance targets under the Long-Term Incentive Plan are as follows:

3-Year Performance Relative to Index	Percentage of Target Award Granted
>110%	100%
100-110%	80-100%
95-100%	50-80%
90-95%	20-50%
<90%	0%

For the performance period beginning on January 1, 2013 and ending on December 31, 2015, no target awards were earned.

In 2014, the Long-Term Incentive Plan was amended and restated (the “Second Amended and Restated Long-Term Incentive Plan”) to amend the performance targets under the Long-Term Incentive Plan for performance periods beginning on or after January 1, 2014. Under the Second Amended and Restated Long-Term Incentive Plan, one third of each award is eligible to be credited for each calendar year during each successive 3- year performance period, with performance assessed by comparing the Company’s TSR relative to the NASDAQ Composite Returns Index TSR for each such calendar year. Specifically, one hundred percent (100%) of the applicable portion of the award for each sub-period is eligible to be earned if the TSR equals the NASDAQ Composite Returns Index over the same period. The applicable portion of the target award will be reduced by three percentage points for each percent by which the NASDAQ Composite Returns Index exceeds the TSR; provided, however, that the applicable portion of the target is reduced to zero percent (0%) if the NASDAQ Composite Returns Index exceeds the TSR by twenty-five percent (25%) or more. In addition, zero percent (0%) of

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the applicable portion of the target award will be earned for any sub-period in which there is both a negative TSR and the NASDAQ Composite Returns Index exceeds the TSR. The applicable portion of the target award will be increased by two percentage points for each percent by which the TSR exceeds the NASDAQ Composite Returns Index, up to a maximum of one-hundred and fifty percent (150%) of the target award. If, however, there is negative TSR that still exceeds the NASDAQ Composite Returns Index, a maximum of one-hundred percent (100%) of the target may be earned for such period. For purposes of illustration, the performance assessment is as follows:

Sample ANSYS Total Shareholder Return	Sample Performance Measurement Index	Difference between Sample ANSYS Total Shareholder Return and Performance Measurement Index	Performance Multiplier
40	15	+25	150%
40	30	+10	120%
40	40	0	100%
40	42	-2	94%
40	56	-16	52%
40	65	-25	25%
40	70	-30	0%
-10	-20	+10	100%
-10	-5	-5	0%

Performance-based restricted stock units credited pursuant to the Company’s Second Amended and Restated Long-Term Incentive Plan will be settled in stock to our NEOs at the end of the full 3-year performance cycle, as long as the NEO remains employed by us for the duration of such 3-year period.

For the three-year performance period beginning on January 1, 2014, Mr. Cashman received a target award of 15,000 performance-based restricted stock units under the Company’s Second Amended and Restated Long- Term Incentive Plan, Ms. Shields received a target award of 4,600 performance-based restricted stock units and Mr. Abu-Hadba received a target award of 5,350 performance-based restricted stock units. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, Mr. Cashman earned 3,000 units, Ms. Shields earned 920 units and Mr. Abu-Hadba earned 1,070 units. Because Mr. Kocis joined the Company in July 2014 and Mr. Hindsbo joined the Company in June 2015, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2014 and ending on December 31, 2014, no target awards were earned.

For the three-year performance period beginning on January 1, 2015, Mr. Cashman received a target award of 13,500 performance-based restricted stock units under the Company’s Second Amended and Restated Long- Term Incentive Plan, Ms. Shields received a target award of 3,800 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 3,800 performance-based restricted stock units, and Mr. Kocis received a target award of 3,800 performance-based restricted stock units. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, Mr. Cashman earned 5,040 units, Ms. Shields earned 1,418 units, Mr. Abu-Hadba earned 1,418 units and Mr. Kocis earned 1,418 units. Because Mr. Hindsbo joined the Company in June 2015, he did not receive an award of units for this performance period.

Performance-Based Restricted Stock Units Tied to Revenue Growth and Operating Margin

In addition to awards granted under the Second Amended and Restated Long-Term Incentive Plan, our NEOs received performance-based restricted stock units pursuant to our Option Plan. One third of each award is eligible to be credited for each calendar year during each successive 3-year performance period, with performance assessed by comparing the Company’s achieved non-GAAP revenue growth and non-GAAP operating margin percent (in each case as reported in the Company’s public filings) with the Company’s target non-GAAP revenue growth and non-GAAP operating margin as follows:

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Performance Payout Matrix for 2015 Operating Metrics

	Revenue Growth	8.0%	9.0%	10.0%	11.0%	12.0%
Operating Margin	47%	0%	50%	70%	90%	120%
	48%	35%	60%	100%	120%	150%
	49%	40%	70%	110%	120%	130%
	50%	45%	80%	120%	130%	150%

Performance-based restricted stock units credited pursuant to the Company’s Option Plan will be issued to our NEOs at the end of each successive 3-year performance period, as long as the NEO remains employed by us for the duration of the 3-year performance period.

For the three-year performance period beginning on January 1, 2014, Mr. Cashman received a target award of 15,000 performance-based restricted stock units under the Company’s Option Plan, Ms. Shields received a target award of 4,600 performance-based restricted stock units and Mr. Abu-Hadba received a target award of 5,350 performance-based restricted stock units. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, it was determined that 7.3% Revenue Growth and 47.5% Operating Margin had been achieved resulting in each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba earning 0% of the portion of the target award eligible to be earned for 2015. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba for this performance sub-period. Because Mr. Kocis joined the Company in July 2014 and Mr. Hindsbo joined the Company in June 2015, they did not receive an award of units for this performance period. For the performance sub-period beginning on January 1, 2014 and ending on December 31, 2014, it was determined that 10% Revenue Growth and 48% Operating Margin had been achieved resulting in each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba earning 60% of the portion of the target award eligible to be earned for 2014. Accordingly, 3,000, 920 and 1,070 performance stock units have been banked for each of Mr. Cashman, Ms. Shields and Mr. Abu-Hadba, which units will become vested on December 31, 2016 subject to each executive’s continued employment through such date. In making its determination of the achievement of the 2014 operating metrics, the Compensation Committee exercised its discretion to determine the amounts and types of revenue that would be included for this purpose. Had the Compensation Committee not exercised such discretion, no target awards would have been earned.

For the three-year performance period beginning on January 1, 2015, Mr. Cashman received a target award of 13,500 performance-based restricted stock units under the Company’s Option Plan, Ms. Shields received a target award of 3,800 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 3,800 performance-based restricted stock units, and Mr. Kocis received a target award of 3,800 performance-based restricted stock units. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, it was determined that 7.3% Revenue Growth and 47.5% Operating Margin had been achieved resulting in each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis earning no portion of the target award eligible to be earned for 2015. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis for this performance sub-period. Because Mr. Hindsbo joined the Company in June 2015, he did not receive an award of units for this performance period.

Performance-Based Restricted Stock Units Tied to Revenue Growth and Bookings Growth

In addition, certain NEOs received additional performance-based restricted stock units pursuant to our Option Plan. One third of each award is eligible to be credited for each calendar year during each successive 3- year performance period, with performance assessed by comparing the Company’s achieved non-GAAP revenue growth and bookings growth (reflecting the percentage growth in non-GAAP revenue or bookings for any calendar year in the period compared to the prior calendar year’s non-GAAP revenue or bookings) with the Company’s target non-GAAP revenue growth and bookings growth as follows:

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Performance Payout Matrix for 2015 Operating Metrics

	Bookings Growth	10%	11%	12%	13%	14%	15%
Revenue Growth	9%	0%	50%	70%	90%	100%	110%
	10%	60%	70%	100%	110%	115%	120%
	11%	80%	90%	110%	120%	125%	130%
	12%	100%	100%	120%	130%	135%	140%
	13%	105%	115%	125%	135%	145%	150%

For the three-year performance period beginning on January 1, 2015, Mr. Cashman received a target award of 46,307 performance-based restricted stock units under the Company’s Option Plan, Ms. Shields received a target award of 11,576 performance-based restricted stock units, Mr. Abu-Hadba received a target award of 11,576 performance-based restricted stock units, and Mr. Kocis received a target award of 11,576 performance- based restricted stock units. For the performance sub-period beginning on January 1, 2015 and ending on December 31, 2015, it was determined that 7.3% Revenue Growth and 5.1% Bookings Growth had been achieved resulting in each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis earning no portion of the target award eligible to be earned for 2015. Accordingly, no performance stock units have been banked for each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis for this performance sub-period.

Time-Based Restricted Stock Units

In March 2015, pursuant to the Company’s Option Plan, our NEOs also received time-based restricted stock unit awards that vest annually in equal installments over four (4) years, subject to the NEO’s continuous employment with us. Mr. Cashman received an award of 27,000 time-based restricted stock units, Ms. Shields received an award of 7,600 time-based restricted stock units, Mr. Abu-Hadba received an award of 7,600 time- based restricted stock units and Mr. Kocis received an award of 7,600 time-based restricted stock units. Because he joined the Company in June 2015, Mr. Hindsbo did not participate in this grant.

Differences in performance-based and time-based restricted stock unit awards among NEOs reflect factors such as individual roles and responsibilities, past performance and execution history, experience on the management team and retention factors. No shares of stock will vest or be issued pursuant to these target awards until the end of each three-year performance period and provided performance targets are achieved.

Equity Grant Policy

Under the ANSYS, Inc. Equity Grant Policy, all grants, and the terms and conditions thereof, are authorized and approved by our Compensation Committee. Our Compensation Committee may authorize block grants of options or restricted stock units for employees who are not our executive officers or directors, and delegate the allocation of those awards to our CEO, CFO, General Counsel and Vice President of Human Resources. Our Compensation Committee has delegated to our CEO and Vice President of Human Resources authority to make (i) new hire option grants of up to 10,000 options per new hire, not to exceed an aggregate of 50,000 delegated new hire option grants per calendar quarter, and new hire restricted stock unit grants of up to $350,000 per new hire, not to exceed an aggregate of $700,000 per calendar quarter; and (ii) stock option and restricted stock unit grants to new employees acquired in connection with delegated business combinations, not to exceed an aggregate grant date fair value of ten percent (10%) of the purchase price, inclusive of the purchase price, of each delegated business combination. Our Compensation Committee must authorize and approve any changes to the terms and conditions of any grant and any exceptions to our policy.

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Under our policy, grants to existing directors, officers, employees, consultants and key persons occur during open trading windows when all material information, including our earnings, has been publicly disclosed. Accordingly, the grant date for all grants will be the later of (i) forty-five (45) days after the end of each calendar quarter or the next business day thereafter, (ii) two (2) business days after the start of our next open trading window after the end of a calendar quarter or the next business day thereafter, or (iii) for independent directors, beginning with calendar year 2016 as described above, on the date of the Company’s annual stockholder meeting, unless otherwise determined by our Compensation Committee. No grant date shall precede the date the grant was authorized by our Compensation Committee. The grant date for delegated new hire grants shall be the last business day of the month in which the hire date occurs and shall not precede the employee’s hire date.

The grant or exercise price for all grants will be the fair market value of the stock on the grant date. It is our policy to set the fair market value equal to the closing price of the stock on the grant date.

Equity Ownership by Executives

On July 25, 2007, our Committee approved Management Stock Ownership Guidelines. Under these guidelines, our CEO is required to own equity in the Company equal to a minimum of three times his or her base salary, and all other members of our senior management team are required to own equity in the Company equal to a minimum of two times their base salary, and to attain this minimum stock ownership level within four years. For purposes of this calculation, at least one half of the minimum must be comprised of shares of stock and the balance may be comprised of up to one half of the in-the-money value of an executive’s stock option gains. The Management Stock Ownership Guidelines are part of our Corporate Governance Guidelines and are available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

Recoupment of Compensation

On May 12, 2010, our Board of Directors established a Recoupment of Compensation policy. Under the policy, if our Board determines in its sole discretion that the Company’s financial results are restated, whether in part or in their entirety, due to misconduct by one or more executive officers, the Board shall have the discretion to use commercially reasonable best efforts to remedy the misconduct and prevent its recurrence. The Board may determine, to the fullest extent permitted by law, to (i) recoup any bonus or other performance-based compensation that has been paid, (ii) cancel any equity-based awards made, and/or (iii) recoup any gains made under equity-based awards made, to any executive officer engaged in such misconduct. The Board may also take any of the actions described in the preceding sentence in the event that one of the Company’s executive officers violates the terms of a non-competition agreement with the Company. The Recoupment of Compensation policy is part of our Corporate Governance Guidelines and is available on our website at www.ansys.com in the “Investor Relations” section under the heading “Corporate Governance.”

Anti-Hedging Policy

Under our Policy on Insider Trading and Insider Trading Procedures, no insider, which includes all of our Directors and NEOs, may at any time sell any securities of the Company that are not owned by such insider at the time of sale (a “short sale”). In addition, no insider may buy or sell puts, calls or other derivative securities of the Company, or pledge securities of the Company, at any time.

Perquisites

Some of our executives receive de minimus benefits that are not available to all of our employees. We do not provide aircraft or premium travel allowances to our executives, and we have no deferred compensation, pension arrangements, post-retirement health coverage or similar benefits for our executives.

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Perquisites Provided in 2015

All of our named executive officers participated in the same Company retirement plans that are available to all of our eligible employees. Mr. Cashman, Ms. Shields and Mr. Abu-Hadba each received a Company 401(k) plan matching contribution of $10,643, and Mr. Kocis received a Company 401(k) plan matching contribution of $7,328. Mr. Cashman received an auto allowance of $7,200, reimbursement for auto usage-related expenses of $2,934 and life insurance premiums totaling $3,430. Mr. Hindsbo received a relocation payment of $126,986. Our corporate health and other insurance plans are the same for all eligible employees, and our executives pay the same premiums as our other employees who are enrolled in our plans.

Post-Employment Compensation

Retirement Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, except as provided in certain employment agreements and our Executive Severance Plan discussed beginning on page 48. Our U.S.-based employees are eligible to participate in our 401(k) plan or that of one of our subsidiaries. In any plan year, we will contribute to each ANSYS, Inc. participant a matching contribution as follows: a dollar-for-dollar match for the first 3% an employee contributes to his or her 401(k) account, and a 25% match on the next 5% an employee contributes, for a maximum matching payment by us of 4.25%. All other executives are eligible to participate in the retirement plans offered generally to employees in the location where they are employed.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Other Post-Employment Payments

We do not provide post-employment health coverage or other benefits, except in connection with certain employment agreements, details of which are included below under “Employment, Severance and Change-of- Control Agreements.”

Employment, Severance and Change of Control Agreements

All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us, except in the case of our CEO and some employees of our foreign or acquired subsidiaries, which is consistent with our moderately conservative compensation philosophy. We have entered into severance agreements with these individuals because of the unique situations of each of these executives.

We entered into an employment agreement with Mr. Cashman in 2003, which was subsequently amended in 2011. Mr. Cashman’s amended employment agreement originally had a five-year term commencing in 2011, with annual renewals thereafter. At the end of the original five-year term, and at the end of each annual renewal period thereafter, either party may give notice of its desire to terminate the agreement. If the Company chooses not to renew the agreement, it would be considered a termination without cause (as defined in the agreement).

Mr. Cashman’s employment agreement (i) provides for an annual base salary and participation in our executive bonus plan, (ii) provides for termination benefits equal to two times his combined salary and target bonus and continuation of benefits then in effect if we terminate him without cause at any time or demote or terminate him with or without cause within 180 days following a change of control, or if he resigns following our material breach of his employment agreement, (iii) in the case of a change of control, provides for “double trigger” accelerated vesting of stock options in the event Mr. Cashman’s employment is terminated by us without cause or by him with good reason in the 18 month period following the change in control (as such terms are defined in the employment agreement), (iv) provides Mr. Cashman with a $2.0 million term life insurance policy, the proceeds of which are payable to beneficiaries designated by Mr. Cashman, and (v) restricts competitive activities by Mr. Cashman for two years following the termination of his employment with us regardless of the basis of that termination.

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On February 17, 2010, the Company adopted the ANSYS, Inc. Executive Severance Plan, which was amended as of July 29, 2014, (“Executive Severance Plan”), for executives and other employees selected for participation by our Compensation Committee. Pursuant to the Executive Severance Plan, covered executives whose employment with the Company is terminated for any reason other than for cause or a change of control of the Company will receive a lump-sum severance payment equal to the sum of six (6) months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, as well as twelve (12) months’ health and welfare benefits and outplacement services up to $15,000 in the aggregate. In the event the employment of a covered executive is terminated within eighteen (18) months of a change of control of the Company and without cause, the covered executive will (a) receive a lump-sum severance payment equal to the sum of twelve (12) months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, (b) receive twelve (12) months’ health and welfare benefits and outplacement services up to $15,000 in the aggregate and (c) have all outstanding stock options and other outstanding stock-based awards accelerate and become fully exercisable and non-forfeitable as of the date of such termination of employment. Ms. Shields, Mr. Abu-Hadba, Mr. Kocis and Mr. Hindsbo currently participate in the Executive Severance Plan.

We have stock option agreements with all employees and executive officers who have been granted stock options. All of our employee stock option agreements, including those of Mr. Cashman, Ms. Shields, Mr. Abu- Hadba, Mr. Kocis and Mr. Hindsbo, are subject to “double-trigger” vesting, meaning that if within 18 months of a change of control, their respective employment is terminated without cause or is terminated by such employee after any adverse modification of his or her duties, principal employment location or compensation, then all stock options and other equity incentives awarded to that employee would become fully vested. Assuming a change of control occurred on December 31, 2015, their employment terminated on December 31, 2015, and the price per share paid in the change of control is the closing market price as of that date, Mr. Cashman would have received $18,836,858, Ms. Shields would have received $5,947,300, Mr. Abu-Hadba would have received $5,211,860, Mr. Kocis would have received $3,196,880 and Mr. Hindsbo would have received $520,350 in connection with the vesting of their stock options, PSUs and RSUs.

Had a change of control occurred during Fiscal 2015 and had their employment been terminated on December 31, 2015, Mr. Cashman, Ms. Shields, Mr. Abu-Hadba, Mr. Kocis and Mr. Hindsbo would have been eligible to receive the severance payments set forth in the table entitled “Potential Payments Under Employment, Severance and Change-of-Control Agreements” on page 53 of this Proxy Statement.

Our Compensation Committee has implemented these change of control arrangements because it believes that such arrangements are necessary to protect the interests of our senior executives when a potential change of control could affect our executives’ job security, authority or compensation and that these arrangements help us recruit and retain executive-level talent. These change of control arrangements also promote the interests of our stockholders by mitigating the senior executives’ concerns about such potential matters and thereby assuring that management provides guidance to the Board of Directors and stockholders that is not related to such concerns. In general, change of control agreements are in place to provide appropriate incentive in a change of control situation positive to stockholders.

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Compensation Earned

Summary Compensation Table

(Fiscal Year 2015)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non- Equity Incenti ve Plan ($)	Change in Pension Value & Non- qualified Deferred Earnings ($)	All Other ($) (3)	Total ($)
James E. Cashman III, CEO	2015	$725,000	$638,000	$8,600,124	—	—	—	$24,206	$9,987,330
	2014	$670,000	$687,000	$3,913,650	—	—	—	$21,619	$5,292,269
	2013	$610,000	$579,500	$1,853,520	—	—	—	$22,643	$3,065,663
Maria T. Shields, CFO	2015	$345,333	$229,875	$2,294,785	—	—	—	$10,643	$2,880,636
	2014	$318,942	$223,800	$1,197,406	—	—	—	$10,225	$1,750,373
	2013	$299,874	$190,710	$849,530	—	—	—	$10,113	$1,350,227
Walid Abu-Hadba, CPO	2015	$347,500	$232,100	$2,294,785	—	—	—	$10,643	$2,885,028
	2014	$333,333	$238,820	$1,309,689	—	—	—	$6,817	$1,888,659
	2013	$225,417	$174,898	$759,100	$1,286,120	—	—	$153,425	$2,598,910
Robert Kocis, VP Sales	2015	$329,167	$223,000	$2,294,785	—	—	—	$7,328	$2,854,280
	2014	$151,458	$115,730	$307,760	$819,051	—	—	$100,000	$1,493,999
Mark Hindsbo, VP Marketing	2015	$151,667	$72,500	$501,820	$753,000	—	—	$134,486	$1,613,473

(1)	For operating metric-based PSUs and time-based RSUs, determined based on a price per share which was the closing price of the Company’s Common Stock on the date of grant. For TSR-based PSUs, valued at $81.61 per share using a Monte Carlo simulation model. For 2015, the grant date for Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis was March 5, 2015 and the closing price of a share of the Company’s common stock was $86.38. For 2014, the grant date for Mr. Cashman, Ms. Shields and Mr. Abu-Hadba was March 5, 2014 and the closing price of a share of the Company’s common stock was $83.40. For 2013, the grant date for Mr. Cashman and Ms. Shields was March 4, 2013 and the closing price of a share of the Company’s common stock was $77.23. Mr. Abu-Hadba joined the Company in April 2013. For 2013, the grant date for his award was April 30, 2013 and the closing price of a share of the Company’s common stock was $80.86. Mr. Kocis joined the Company in July 2014. For 2014, the grant date for his award was July 31, 2014 and the closing price of a share of the Company’s common stock was $76.94. Mr. Hindsbo joined the Company in June 2015. For 2015, the grant date for his awards was June 30, 2015 and the closing price of a share of the Company’s common stock was $91.24.
(2)	The grant date fair value of these option grants was determined using a Black-Scholes option pricing model. Refer to Note 13 to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 27, 2014, Note 12 to Consolidated Financial Statements included in the Annual Report on Form 10- K filed on February 26, 2015 and Note 12 to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 25, 2015 for the relevant assumptions used to determine the valuation of our option awards in 2013, 2014 and 2015. The amounts in the table reflect the dollar amount that was or will be recognized for financial statement reporting purposes over the four-year vesting period, computed in accordance with accounting guidance for stock-based compensation. These amounts reflect the fair values of these awards on the grant date, and do not correspond to the actual value that may be recognized by the NEOs.

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(3)	For Mr. Cashman, consists of life insurance premiums of $3,430, auto allowance of $7,200, costs for reimbursement for auto usage-related expenses of $2,934 and Company contributions to the 401(k) plan of $10,643 for 2015. For Ms. Shields, Mr. Abu-Hadba and Mr. Kocis, consists of Company contributions to the 401(k) plan of $10,643, $10,643 and $7,328, respectively, for 2015. For Mr. Hindsbo, consists of $134,486 of relocation payments.

Grants of Plan-Based Awards

(Fiscal Year 2015)

		Date of Compensation Committee Approval	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Threshold ($)	Target (#)	Max. (#)
James E. Cashman III, CEO	03/05/15	02/19/15	—	13,500	20,250	—	—	—	$1,166,130
	03/05/15	02/19/15	—	13,500	20,250	—	—	—	$1,101,735
	03/05/15	02/19/15	—	46,307	69,460	—	—	—	$3,999,999
	03/05/15	02/19/15	—	—	—	27,000	—	—	$2,332,260
Maria T. Shields, CFO	03/05/15	02/19/15	—	3,800	5,700	—	—	—	$328,244
	03/05/15	02/19/15	—	3,800	5,700	—	—	—	$310,118
	03/05/15	02/19/15	—	11,576	17,364	—	—	—	$999,935
	03/05/15	02/19/15	—	—	—	7,600	—	—	$656,488
Walid Abu-Hadba, CPO	03/05/15	02/19/15	—	3,800	5,700	—	—	—	$328,244
	03/05/15	02/19/15	—	3,800	5,700	—	—	—	$310,118
	03/05/15	02/19/15	—	11,576	17,364	—	—	—	$999,935
	03/05/15	02/19/15	—	—	—	7,600	—	—	$656,488
Robert Kocis, VP Sales	03/05/15	02/19/15	—	3,800	5,700	—	—	—	$328,244
	03/05/15	02/19/15	—	3,800	5,700	—	—	—	$310,118
	03/05/15	02/19/15	—	11,576	17,364	—	—	—	$999,935
	03/05/15	02/19/15	—	—	—	7,600	—	—	$656,488
Mark Hindsbo, VP Marketing	06/30/15	05/13/15	—	—	—	5,500	—	—	$501,820
	06/30/15	05/13/15	—	—	—	—	10,000	—	$0

(1)

For operating metric-based PSUs and time-based restricted stock awards, determined based on a price per share which was the closing price of the Company’s Common Stock on the date of grant. For TSR- based PSUs, valued at $81.61 per share using a Monte Carlo simulation model. For 2015, the grant date for Mr. Cashman, Ms. Shields, Mr. Abu-Hadba and Mr. Kocis was March 5, 2015 and the closing price of a share of the Company’s common stock was $86.38. For Mr. Hindsbo, the grant date was June 30, 2015 and the closing price of a share of the Company’s common stock was $91.24. The grant date fair value of the option grant was determined using a Black-Scholes option pricing model. Refer to Note 12, “Stock- based Compensation” beginning on page 76 of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 25, 2016 for the relevant assumptions used to determine the valuation of our option award in 2015. The amount in the table reflects the dollar amount

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that will be recognized for financial statement reporting purposes over the four-year vesting period, computed in accordance with accounting guidance for stock-based compensation. The grant date fair value of the performance-based restricted stock awards was determined based on a price per share which was the closing price of the Company’s common stock on the date of grant. These amounts reflect the fair values of these awards on the grant date, and do not correspond to the actual value that may be recognized by the NEOs.

Our Compensation Committee authorized the grant of new hire stock option and RSU awards to Mr. Hindsbo at a meeting which was held on May 13, 2015. In keeping with our standard policy and practice, the awards were granted on June 30, 2015, consistent with the Company’s Equity Grant Policy. The exercise price of the stock options that were awarded was $91.24 per share, the closing price of our Common Stock on the grant date as reported on the NASDAQ Global Select Market. The terms of the options provide for vesting in four equal annual installments commencing one year from the date of grant. The options have a 10-year life.

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Outstanding Equity Awards at Fiscal Year-End

(Fiscal Year 2015)

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
James E. Cashman III, CEO	65,000	—		—	$24.01	11/20/16	—	—	—	—
	110,000	—		—	$38.75	11/15/17	—	—	—	—
	99,996	—		—	$28.40	11/14/18	—	—	—	—
	75,000	—		—	$40.89	11/16/19	—	—	—	—
	72,958	—		—	$48.97	11/15/20	—	—	—	—
	75,000	—		—	$58.67	11/14/21	—	—	—	—
	48,000	16,000	(1)	—	$67.44	11/14/22	—	—	—	—
	—	—		—	—	—	—	—	24,000	$2,220,000
	—	—		—	—	—	15,000	$1,387,500	30,000	$2,775,000
	—	—		—	—	—	27,000	$2,497,500	73,307	$6,780,898
Maria T. Shields, CFO	35,000	—		—	$28.40	11/14/18	—	—	—	—
	31,000	—		—	$40.89	11/16/19	—	—	—	—
	31,000	—		—	$48.97	11/15/20	—	—	—	—
	31,000	—		—	$58.67	11/14/21	—	—	—	—
	13,500	4,500	(2)	—	$67.44	11/14/22	—	—	—	—
	—	—		—	—	—	—	—	11,000	$1,017,500
	—	—		—	—	—	4,575	$423,188	9,200	$851,000
	—	—		—	—	—	7,600	$703,000	19,176	$1,773,780
Walid Abu-Hadba, CPO	22,000	22,000	(3)	—	$80.86	4/30/23	—	—	10,000	$925,000
	—	—		—	—	—	4,575	$423,188	10,700	$989,750
	—	—		—	—	—	7,600	$703,000	19,176	$1,773,780
Robert Kocis, VP Sales	7,500	22,500	(4)	—	$76.94	07/31/24	3,000	$277,500	—	—
	—	—		—	—	—	7,600	$703,000	19,176	$1,773,780
Mark Hindsbo, VP Marketing	—	10,000	(5)	—	$91.24	06/30/25	5,500	$508,750	—	—

(1)	An option to acquire 16,000 shares vests on November 14, 2016.
(2)	An option to acquire 4,500 shares vests on November 14 of each year from 2015-2016.
(3)	An option to acquire 11,000 shares vests on April 30 of each year from 2016-2017.
(4)	An option to acquire 7,500 shares vests on July 31 of each year from 2016-2018.
(5)	An option to acquire 2,500 shares vests on June 30 of each year from 2016-2019.
(6)	Determined based on a price per share which was the closing price of the Company’s Common Stock as of December 31, 2015 ($92.50).

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Option Exercises and Stock Vested

(Fiscal Year 2015)

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James E. Cashman III, CEO	75,000	$5,003,281	5,000	$431,900
Maria T. Shields, CFO	32,000	$1,603,838	1,525	$131,729
Walid Abu-Hadba, CPO	—	—	1,525	$131,729
Robert Kocis, VP Sales	—	—	1,000	$94,150
Mark Hindsbo, VP Marketing	—	—	—	—

Potential Payments under Employment, Severance and Change-of-Control Agreements

The table below sets forth the payments that the Company would be required to make in the event that any of the named executed officers was terminated (i) without cause, (ii) in the case of Mr. Cashman, if he resigns following a material breach of his employment agreement by the Company or if he is terminated or demoted within 180 days of a change of control, or (iii) in the case of the NEOs other than Mr. Cashman, if the employee terminated his or her employment within 18 months of a change of control for good reason.

Name	Salary & Bonus ($)	Benefits ($) (1)	Outplacement Services ($)	Total ($)(2)
James E. Cashman III, CEO	$2,900,000	$147,469	$87,000	$3,134,469
Maria T. Shields, CFO	$306,250	$20,895	$15,000	$342,145
Walid Abu-Hadba, CPO	$315,000	$20,895	$15,000	$350,895
Robert Kocis, VP Sales	$305,000	$18,043	$15,000	$338,043
Mark Hindsbo, VP Marketing	$197,500	$18,571	$15,000	$231,071

(1)	Consists of accrued vacation and certain benefits.
(2)	Mr. Cashman is entitled to two years of salary, target bonus and certain benefits. The amounts set forth in this row show the aggregate payments to which he is entitled over the two-year period. Ms. Shields, Mr. Abu-Hadba, Mr. Kocis and Mr. Hindsbo are subject to the Company’s Executive Severance Plan, which entitles them to six months base salary and target bonus, twelve months of benefits and outplacement services (or, if terminated within 18 months of a change of control, twelve months base salary and target bonus, twelve months of benefits and outplacement services).

In addition to the payments set forth in the table above, upon a change in control, the named executed officers would be entitled to vesting of their equity awards under certain circumstances as further described above under “Post-Employment Compensation—Employment, Severance and Change-of-Control Agreements.”

Each of Mr. Cashman, Ms. Shields, Mr. Abu-Hadba, Mr. Kocis and Mr. Hindsbo are subject to “double- trigger” vesting for and stock options PSUs and RSUs. Assuming a change of control occurred and termination of employment on December 31, 2015 and that the price per share is the closing market price as of that date, Mr. Cashman, Ms. Shields, Mr. Abu-Hadba, Mr. Kocis and Mr. Hindsbo would have received $18,836,858, $5,947,300, $5,211,860, $3,196,880 and $520,350, respectively.

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Compensation Consultant

In 2014, our Compensation Committee retained Compensia and directed Compensia to prepare a competitive assessment of our CEO and executive officer compensation program and our director compensation program. In preparing each of its analyses, Compensia developed a peer group of public companies consisting of firms comparable in size and industry to ours, and analyzed our relative performance in terms of revenue, number of employees, operating income and market capitalization. Our Compensation Committee considered the recommendations of Compensia when making executive compensation decisions in Fiscal 2015.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductibility of compensation paid to the Company’s CEO and the three highest compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise as well as the compensation attributable to certain other types of equity incentive awards. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval) to be considered performance based compensation for purposes of Section 162(m) of the Code. Considering the Company’s current compensation plans and policy, the Company and the Compensation Committee expect that, for the near future, the impact of any lost tax deductions as a result of Section 162(m) of the Code should not be material. We reserve the right, however, to use our judgment to modify the Company’s compensation plans and policies to maximize deductibility, and/or to continue to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for Fiscal 2015 with management, and has recommended to our Board of Directors that the CD&A be included in our proxy statement for Fiscal 2015, and be incorporated by reference in our Annual Report on Form 10-K for Fiscal 2015 for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Patrick J. Zilvitis, Chairman

Guy Dubois

Ronald W. Hovsepian

William R. McDermott

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, an independent registered public accounting firm, served as our independent auditor for Fiscal 2015, and has reported on our 2015 consolidated financial statements and internal control over financial reporting. Our Audit Committee appointed Deloitte & Touche LLP to serve as our independent auditor for fiscal year 2016 and we are seeking your ratification of that appointment. A representative of Deloitte & Touche LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Committee Report to Stockholders

The Audit Committee selects the Company’s independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews with management and the independent registered public accounting firm the Company’s quarterly and annual operating results, including the Company’s audited financial statements, reviews the periodic disclosures related to the Company’s financial statements, considers the adequacy of the Company’s internal accounting procedures, oversees internal audit and compliance with the Sarbanes-Oxley Act of 2002, oversees the Company’s risk management policies and practices and establishes policies for business values, ethics and employee relations.

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With respect to Fiscal 2015, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the Company’s management;

•	Discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the PCAOB’s Auditing Standard No. 16, as amended, (Communications with Audit Committees) and SEC Rule 2-07 of Regulation S-X; and

•	Received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Deloitte & Touche LLP its independence.

Based on these reviews and discussions, our Audit Committee has recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for Fiscal 2015 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Bradford C. Morley, Chairman

Ajei S. Gopal

Barbara V. Scherer

Michael C. Thurk

Independent Registered Public Accounting Firm Services and Fees

The Company has selected Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2016.

A representative of Deloitte & Touche LLP will be present at our Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

Our Audit Committee pre-approves all auditing services and the terms thereof and all non-audit services, provided that the pre-approval requirement is waived for any non-audit services if the “de minimus exception” set forth in Section 10A(i)(1)(B) of the Securities Exchange Act is satisfied.

The following table sets forth the aggregate fees billed to the Company for professional services rendered by our principal accounting firm, Deloitte & Touche LLP, for the fiscal years ended December 31, 2015 and 2014, including the reviews of the financial statements included in our Form 10-Q filings and general accounting consultations.

	2015	2014
Audit Fees	$1,102,000	$1,063,000
Audit-Related Fees	$16,000	$143,000
Tax Fees(1)	$798,000	$708,000
All Other Fees	$0	$3,000

	$1,916,000	$1,917,000

(1)	Tax fees in 2015 did not exceed audit and audit-related fees paid to Deloitte & Touche LLP, and $500,000 of the tax fees incurred in 2015 related to tax compliance and preparation. Tax fees in 2014 did not exceed audit and audit-related fees paid to Deloitte & Touche LLP in 2014, and $435,000 of the tax fees incurred in 2014 related to tax compliance and preparation.

Deloitte & Touche LLP did not provide any services to us related to financial information systems design and implementation during 2015 or 2014.

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“Audit Fees” in 2015 and 2014 consisted of fees billed for professional services rendered for the audit of our annual financial statements and management’s report on internal control included in our Annual Reports on Form 10-K and for the review of the financial statements included in our Quarterly Reports on Form 10-Q, as well as services that generally only our independent registered public accountants can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

“Audit-Related Fees” are for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements, including financial and tax due diligence related to business acquisitions.

“Tax Fees” consisted of fees billed for tax compliance, consultation and planning services.

The services performed by the independent registered public accounting firm in 2015 and 2014 were pre- approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee. The policy requires that during each of the Audit Committee’s scheduled quarterly meetings, a description of services requested to be provided by the independent registered public accounting firm during the following quarter will be submitted to the Audit Committee for approval. Any requests for audit, audit-related, tax and other services not contemplated during the quarterly approval process must be submitted to the Audit Committee for specific pre- approval and cannot commence until such approval has been granted. Our Audit Committee has considered whether the provision of services, including non-audit services, by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence, and has concluded that it is compatible.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2017 annual meeting of stockholders must be received by the Company on or before December 1, 2016, in order to be considered for inclusion in the Company’s proxy materials for that meeting. These proposals must also comply with the rules of the SEC and should be mailed to: Secretary, ANSYS, Inc., Southpointe, 2600 ANSYS Drive, Canonsburg, PA, 15317.

Stockholder proposals intended to be presented at the Company’s 2017 annual meeting, which are not to be included in the Company’s proxy materials, must be received by the Company no earlier than January 20, 2017, nor later than March 6, 2017, in accordance with the Company’s By-laws.

Stockholders who wish to submit director candidates for consideration by the Nominating and Corporate Governance Committee should send such recommendations to the Secretary of the Company at the Company’s executive offices not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement for the prior year was released. Such recommendations must include: (1) the name and address of record of the stockholder; (2) a representation that the stockholder is a record holder of the Company’s Common Stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a- 8(b)(2) of the Exchange Act; (3) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; (4) a description of the qualifications of the proposed director candidate which address the minimum qualifications described above; (5) a description of all arrangements or understandings between the stockholder and the proposed director candidate; and (6) the consent of the proposed director candidate to be named in the proxy statement and to serve as a director if elected at such meeting. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment, and shall be expected to effectively interact with other members of the Board to serve the long-term interests of the Company and its stockholders. Stockholders must also submit any other information regarding the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC and the nominees will be evaluated in the same manner as those nominated by the directors.

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EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for our Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

OTHER MATTERS

Our Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD AND VOTE OVER THE TELEPHONE; OR (3) IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, MARK, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON MAY 19, 2016. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

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APPENDIX 1

FIFTH AMENDED AND RESTATED

ANSYS, INC.

1996 STOCK OPTION AND GRANT PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and key persons of ANSYS, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Cash–Based Awards, Performance Share Awards, Deferred Stock Awards, Restricted Stock Units and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Awards” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award designated as such and granted pursuant to Section 11.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Fair Market Value” of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, then clause (i) shall not apply and the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is considered an “Independent Director” as set forth in the Nasdaq listing requirements.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Deferred Stock Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales, bookings or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means any Award granted pursuant to Section 10.

“Restricted Stock Award” means any Award granted pursuant to Section 7.

“Restricted Stock Unit Award” means an Award designated as such and granted pursuant to Section 11.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board, or any other committee of not less than two Independent Directors performing similar functions as appointed by the Board from time to time. Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Plan may be administered by either the Board or a committee of not less than two “Independent Directors” and all references to the “Committee” shall also be deemed to refer to the Board.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers, employees, directors, consultants and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, Deferred Stock Awards, Restricted Stock Units and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

(vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like;

(vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

(c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company and/or certain other designated officers of the Company all or part of the Committee’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to:

(i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(f) Full Value Award Minimum Vesting Requirements. Notwithstanding any other provision in the Plan to the contrary, the minimum restriction or vesting period with respect to any Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award and Deferred Stock Award granted to employees or consultants shall be no less than one year in the case of a performance-based restriction or vesting period and no less than three years in the case of a time-based restriction or vesting period; provided, however, that an Award with a time-based restriction or vesting period may become unrestricted and vested incrementally over such three-year period; and provided further that, notwithstanding the foregoing, Restricted Stock Awards, Performance Share Awards, Restricted Stock Unit Awards and Deferred Stock Awards that result in the issuance of up to 5% of the shares of Stock available for issuance under the Plan pursuant to Section 3(a) may be granted in the aggregate to any one or more eligible participants in the Plan without respect to such minimum vesting provisions.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 39,768,912 shares of Stock, subject to adjustment provided in Section 3. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options and Stock Appreciation Rights with respect to no more than 900,000 shares of Stock may be granted to any one individual participant during any one calendar year period and no more than 39,768,912 shares of Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan and maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options and Stock Appreciation Rights that can be granted to any one individual participant and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Transaction”), the Plan and all outstanding Awards shall be assumed or continued by the successor entity or parent thereof with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In such event, except as the Committee may otherwise specify with respect to particular Awards in the Award agreements, if the employment or other service relationship of a holder of an Award is terminated without cause on or within 18 months after a Transaction, then all Awards held by such holder shall become fully exercisable and/or vested at such time. In the event the successor entity or parent thereof refuses to assume or continue outstanding Awards, then subject to the consummation of the Transaction and to the extent Awards are not assumed or continued, (x) all Awards with time-based vesting, conditions or restrictions shall become fully vested, exercisable and nonforfeitable as of the effective time of the Transaction and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the Transaction in the Committee’s discretion; and (y) upon the effective time of the Transaction, the Plan and all Awards granted hereunder shall terminate. In the event of such termination, (A) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (1) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Transaction (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (2) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (B) each grantee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options and Stock Appreciation Rights held by such grantee.

(d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(e) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

SECTION 4.	ELIGIBILITY

Participants in the Plan will be such directors, officers and other employees, consultants and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Non-Qualified Stock Options may be granted to officers, employees, directors, advisors, consultants and key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(D) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option award documentation or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Termination. Unless otherwise provided in the option agreement or determined by the Committee, upon the optionee’s termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee’s rights in his Stock Options shall automatically terminate.

(vi) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards to any officer, employee, consultant or key person of the Company and its Subsidiaries. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant restricted stock agreement, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price from the participant or the participant’s legal representative.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals (including goals based on the Performance Criteria), objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8.	UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any officer, employee, consultant or key person of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

SECTION 9.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable (which may include the achievement of Performance Goals), and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash- Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 10.	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria). The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee, consultant or key person of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d) Termination. Except as may otherwise be provided by the Committee at any time, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

(e) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 18, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 11.	DEFERRED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

(a) Nature of Deferred Stock Awards and Restricted Stock Unit Awards. A Deferred Stock Award and a Restricted Stock Unit Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives (including goals based on the Performance Criteria). The grant of a Deferred Stock Award or Restricted Stock Unit Award is contingent on the grantee executing the Deferred Stock Award agreement or Restricted Stock Unit Award agreement (as applicable). The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Units are generally settled at or shortly following the vesting of the Award, unless the grantee is given the opportunity to defer such settlement. Deferred Stock Awards may also contain an additional deferral feature. At the end of the deferral period (if any), the Deferred Stock Award or Restricted Stock Unit Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder. During the deferral period or vesting period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award or Restricted Stock Unit Award, subject to such terms and conditions as the Committee may determine.

(d) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards or Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any officer, employee, consultant or key person, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 13. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Committee may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Awards, Restricted Stock Unit Awards, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 900,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $2,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 14.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 14(a), the Committee, in its discretion, may provide either in the agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING

(a) Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Committee, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award, a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A. All Awards are intended to either be exempt from, or compliant with, the requirements of Section 409A, and the terms of all such Awards shall be interpreted in accordance with such intent.

SECTION 17.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding any other provision of this Plan to the contrary, the exercise price of outstanding Options or Stock Appreciation Rights under the Plan may not be reduced or re- priced, either by amendment to the Option or Stock Appreciation Right or by cancellation of the Option or Stock Appreciation Right in exchange for the grant of a new Option or Stock Appreciation Right with a lower exercise price, or by cancellation of the Stock Option or Stock Appreciation Right in exchange for cash or other Awards, without the prior approval by the Company’s stockholders. If and to the extent determined by the Committee to be required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, or that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or as required by other applicable laws, rules or requirements, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. Any material Plan amendments shall be subject to shareholder approval to the extent required by Rule 4350(i) of the Nasdaq Stock Market, Inc., as such rule may be amended and interpreted from time to time.

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(c) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(d) Claw-Back. Awards under the Plan shall be subject to the Company’s claw-back policy, in effect from time to time.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after May 20, 2026 and no grants of Incentive Stock Options may be made hereunder after February 26, 2026.

SECTION 22. GOVERNING LAW

This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

APPENDIX 2

ANSYS, INC.

THIRD AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

The purpose of the ANSYS, Inc. Third Amended and Restated Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of ANSYS, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 12) with opportunities to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). One Million Eight Hundred Thousand (1,800,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by the Compensation Committee of the Board or other committee appointed by the Board for such purpose. The Board or committee that administers the Plan is referred to herein as the “Administrator.” The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board, any such committee or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase the Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each February 1 and August 1 and will end on the last business day occurring on or before the following July 31 and January 31, respectively. The Administrator may, in its discretion, choose an Offering period of six months or less for each of the Offerings and choose a different Offering period for each Offering.

3. Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary (including employees who are also directors of the Company) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or a Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or a Designated Subsidiary and shall not be eligible to participate in the Plan. In the event such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including without limitation, common law or statutory employees, by any action of any third party or as a result of any private action or administrative proceeding, such individuals shall notwithstanding such reclassification, remain ineligible to participate in the Plan.

4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The form will (a) state a whole percentage to be deducted from such employee’s Compensation (as defined in Section 12) per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes. Unless the Administrator provides otherwise, an employee may increase or decrease his or her payroll deduction during any Offering. An employee may also terminate his or her payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To increase, reduce or terminate his or her payroll deduction (without withdrawing from the Offering), an employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established by the Administrator) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).

7. Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund such employee’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the Option Price, or (b) 3,840 shares of Common Stock, whichever is less. Subject to the limitations herein, each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under such Option (the “Option Price”) will be 90% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 12). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. Issuance of Certificates. Certificates or book entries representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his or her nominee for such purpose.

11. Holding Period. Unless the Administrator provides otherwise, an employee may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of any shares of Common Stock acquired on the Exercise Date at the end of an Offering until the one-year anniversary of such Exercise Date.

12. Definitions.

The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” means (i) if the Common Stock is admitted to trading on a national securities exchange, the closing price reported for the Common Stock on such exchange for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the average of the highest bid and lowest asked prices of the Common Stock reported on NASDAQ for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

13. Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to such employee and the balance in such employee’s account will be paid to such employee or, in the case of death, to such employee’s designated beneficiary as if such employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose if the employee is on an approved leave of absence for military service, sickness or any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed by statute, by contract or under the policy pursuant to which that leave of absence was granted or if the Administrator otherwise so provides in writing.

14. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 14 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

15. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.

16. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

17. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

18. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock, or any other similar change affecting the Common Stock, the number of shares approved for the Plan, the share limitation set forth in Section 8 and any other relevant limit under the Plan shall be proportionately adjusted to give proper effect to such event.

19. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

20. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

21. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

22. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

23. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

24. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

25. Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

26. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

27. Effective Date and Approval of Stockholders. The Plan was originally effective on the first day of the Company’s initial public offering and was approved by the Company’s stockholders in 1996. The Plan was subsequently amended to add additional shares of Common Stock to the Plan, which amendment was approved by the Company’s stockholders on May 6, 2004. The Plan was amended and restated in 2007, which amendment and restatement was approved by the Compensation Committee of the Board on May 16, 2007. The plan was further amended to provide for a maximum limit of shares per employee for each Offering, which amendment was approved by the Compensation Committee of the Board on January 7, 2010. The Plan was subsequently amended and restated to add additional shares to the Plan in 2016, which amendment and restatement was approved by the Compensation Committee of the Board on February 15, 2016.

ANSYS, INC. ATTN: JOE STEITZ SOUTHPOINTE 2600 ANSYS DRIVE CANONSBURG, PA 15317 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/anss2016 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. IN PERSON—You may vote these shares in person by attending the Annual Meeting. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M99721-P73248 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ANSYS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: 1a. Ronald W. Hovsepian 1b. Barbara V. Scherer 1c. Michael C. Thurk The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2. The approval of an amendment and restatement of the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan. 3. The approval of an amendment and restatement of the Second Amended and Restated ANSYS, Inc. Employee Stock Purchase Plan. 4. The compensation of our named executive of?cers on a non-binding, advisory basis. 5. The rati?cation of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting ?rm. NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M99722-P73248 ANSYS, INC. Annual Meeting of Stockholders May 20, 2016 11:30 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints JAMES E. CASHMAN III and MARIA T. SHIELDS, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of ANSYS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held on Friday, May 20, 2016, at 11:30 a.m. Eastern Time, at250TechnologyDrive,Canonsburg,Pennsylvania15317andvirtuallyvialiveweb-castatwww.virtualshareholdermeeting.com/anss2016, or at any adjournments or postponements thereof, upon all matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2016. ANSYS, INC. ANSYS, INC. ATTN: JOE STEITZ SOUTHPOINTE 2600 ANSYS DRIVE CANONSBURG, PA 15317 Meeting Information Meeting Type: Annual Meeting For holders as of: March 21, 2016 Date: May 20, 2016 Time: 11:30 AM Eastern Time Location: 250 Technology Drive, Canonsburg, Pennsylvania 15317 And Live via the Internet-please visit www.virtualshareholdermeeting.com/anss2016. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. M99723-P73248

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT FORM 10-K STOCKHOLDER LETTER How to View Online: Have the information that is printed in the box marked by the arrow?XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow?XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2016 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow P73248 ?XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.—DuringThe Meeting: Go to www.virtualshareholdermeeting.com/anss2016. Have the information that is printed in the box marked by the arrow ?XXXX XXXX XXXX XXXX (located on the following page) available M99724 and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Ronald W. Hovsepian 1b. Barbara V. Scherer 1c. Michael C. Thurk The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2. The approval of an amendment and restatement of the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan. 3. The approval of an amendment and restatement of the Second Amended and Restated ANSYS, Inc. Employee Stock Purchase Plan. 4. The compensation of our named executive of?cers on a non-binding, advisory basis. 5. The rati?cation of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting ?rm. NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.—P73248 M99725

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